UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

EVgo Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EVgo Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of EVgo Inc., a Delaware corporation (“EVgo,” the “Company,” “we,” “our,” or “us”). The Annual Meeting will be held on Thursday, May 15, 2025, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, as a virtual meeting at www.virtualshareholdermeeting.com/EVGO2025 for the following purposes:
1.
To elect the three nominees for Class I director named herein to hold office until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified.

2.
To ratify the selection by our audit committee (the “Audit Committee”) of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.
To approve an amendment of our 2021 Long Term Incentive Plan (the “Plan”) to increase the number of shares reserved thereunder.

4.
To conduct any other business properly brought before the meeting.

The Annual Meeting will again be conducted in a virtual-only format, which the Board of Directors chose in order to provide stockholders with access to the meeting regardless of geographic location and to help increase stockholder participation, while also minimizing the time and cost associated with planning, holding and arranging logistics for an in-person meeting. Stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/EVGO2025.
We are using the “Notice and Access” method of providing proxy materials to a number of our stockholders via the Internet. On or about April 4, 2025, we will mail to such stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access proxy materials and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you do not receive a Notice, you will receive a paper copy of the proxy materials by mail from us on or about the same date, unless you have previously elected to receive proxy materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.
All stockholders are cordially invited to attend the Annual Meeting virtually and urged to submit their proxy or voting instructions as promptly as possible to ensure their representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares through our virtual platform, you may still do so. Your proxy is revocable in accordance with the procedures set forth in this proxy statement (the “Proxy Statement”).
By Order of the Board of Directors
/s/ Francine Sullivan

Francine Sullivan
Chief Legal Officer and EVP, Corporate Development
April 4, 2025
El Segundo, CA

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 15, 2025.
The Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended
December 31, 2024 and the Notice are available at www.proxyvote.com.

EVgo INC.

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Websites throughout this Proxy Statement are provided for reference only and are not incorporated by reference into this Proxy Statement.
Unless otherwise indicated or unless the context requires otherwise, all references in this Proxy Statement to the “Company,” “EVgo” and similar terms refer to EVgo Inc. (f/k/a Climate Change Crisis Real Impact I Acquisition Corporation or “CRIS”) and its consolidated subsidiaries. References to “CRIS” refer to EVgo’s predecessor company prior to the consummation of the transaction (the “Business Combination”) pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”), by and among us, EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company (“Holdco”), EVGO OPCO, LLC, a Delaware limited liability company (“OpCo”) and CRIS Thunder Merger LLC, a Delaware limited liability company and our wholly-owned subsidiary (“Thunder Sub”). The Business Combination closed (the “Closing”) on July 1, 2021.

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EVgo INC.
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent or made available to you these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote at our Annual Meeting on May 15, 2025, 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, and any adjournments or postponements thereof. These proxy materials include information that we are required to provide to you pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
How do I attend and participate in the Annual Meeting?
To participate in the Annual Meeting, you must access the virtual meeting at www.virtualshareholdermeeting.com/EVGO2025 and use the control number provided with your proxy materials. Our virtual meeting platform, which will be provided by Broadridge Financial Solutions, allows all participating stockholders to submit questions during the Annual Meeting. The virtual platform also allows stockholders to vote on proposals online. We believe that the virtual platform increases stockholder participation while at the same time affording the same rights and opportunities to participate as stockholders would have at a physical annual meeting.
More information regarding the question-and-answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted at www.virtualshareholdermeeting.com/EVGO2025 during the meeting.
In the event of a technical malfunction or other situation that may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held, at the discretion of the Chair of our Board (the “Chair”), our Chair or Secretary will convene the meeting at 1:00 p.m. Eastern Time / 10:00 a.m. Pacific Time on the same date and at the location specified above solely for the purpose of holding the adjourned meeting at this later time. Under the foregoing circumstances, we will post information regarding the announcement on our investor relations website at https://investors.evgo.com/.
We encourage you to access the Annual Meeting before it begins. If you have difficulty accessing the Annual Meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/EVGO2025.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who can vote at the Annual Meeting?
Stockholders of record as of the close of business on March 20, 2025 (the “Record Date”) are entitled to receive notice of, attend and participate, and vote at the Annual Meeting. At the close of business on the Record Date, there were 133,523,073 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 172,800,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) outstanding. Holders of our Class A Common Stock and Class B Common Stock are entitled to one vote for each share held as of the above Record Date. Holders of our Class A Common Stock and Class B Common Stock will vote together as a single class on all matters described in this Proxy Statement. There is no cumulative voting.

How do I vote?
A stockholder’s shares can be voted at the Annual Meeting only if the stockholder attends the virtual meeting or is represented by proxy. We urge any stockholders not planning to attend the Annual Meeting to authorize their proxy in advance. Stockholders may complete their proxies and authorize their votes by proxy over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Stockholders who complete their proxy electronically over the Internet or by telephone do not need to return a proxy card. Stockholders who hold their shares beneficially in street name through a nominee should follow the instructions they receive from their nominee to vote their shares.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.
How are votes counted?
Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions.
What if I do not provide specific voting instructions?
Stockholder of Record:   Shares Registered in Your Name
If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: (1) “For” each of the nominees listed in Proposal No. 1, (2) “For” the ratification of the independent registered public accounting firm in Proposal No. 2, (3) “For” the amendment of the Plan to increase the number of shares reserved thereunder in Proposal No. 3, and (4) in accordance with the discretion of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting.
Beneficial Owner:   Shares Registered in the Name of Broker or Bank
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your bank, broker or other nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
If you do not furnish voting instructions to your bank, broker or other nominee, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, including the rules and interpretations of The Nasdaq Stock Market LLC, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. Proposal No. 2 is considered a “routine” proposal for this purpose. Proposals No. 1 and No. 3 are considered “non-routine,” and your broker will not have discretion to vote on this proposal.
Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we are providing access to our proxy materials over the Internet to some of our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice will also tell you how to access your proxy card to vote over the Internet or by telephone.
If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. If you do not receive a Notice, you will receive a paper copy of the proxy materials by mail, unless you have previously elected to receive proxy materials by email.
What should I do if I receive more than one proxy or voting instruction card?
Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to the Annual Meeting to ensure that all of your shares are voted and counted.
What are broker non-votes?
When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.
How many votes are needed to approve each proposal?
Proposal No. 1 — Directors are elected by a plurality of the votes validly cast in such election. Each nominee nominated by the Board to serve as a Class I director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not marked therein as “withheld,” “For” the election of each nominee named in Proposal No. 1, and broker non-votes will have no effect on such election. Therefore, only votes “For” will affect the outcome.
Proposal No. 2 — The ratification of the selection of KPMG as our independent registered public accounting firm for fiscal year ending December 31, 2025, requires the affirmative vote of a majority in voting power of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the same effect as votes cast “Against” the proposal. This proposal is considered “routine,” and therefore we do not expect to receive any broker non-votes for this proposal.
Proposal No.   3 — The proposal to approve the amendment of the Plan described in the section titled “Proposal No. 3 — Amendment of the 2021 Long Term Incentive Plan” requires the affirmative vote of a majority in voting power of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the same effect as votes cast “Against” the proposal, and broker non-votes will have no effect on the proposal.
What is the quorum requirement for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least 153,161,537 shares of Common Stock, which constitutes a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting, are represented virtually or by proxy. Abstentions from voting on a proposal and broker non-votes will count for purposes of determining a quorum.
If a quorum is present at the Annual Meeting, stockholders may continue to transact business notwithstanding the withdrawal of enough stockholders to leave less than a quorum until such time as it may be adjourned by the person presiding over it. Only the person presiding over the meeting may adjourn the meeting from time to time, whether or not there is such a quorum.

Can I change my vote after submitting my proxy?
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering a written notice of revocation or a properly executed proxy bearing a later date to the attention of our Corporate Secretary at 1661 East Franklin Avenue, El Segundo, CA 90245.
You may also revoke your proxy by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attending the virtual meeting and voting your shares while logged in and participating in the live webcast.
Beneficial owners of shares held in street name must follow their bank, broker or other nominee’s instructions to revoke their proxies or vote at the Annual Meeting and, for both stockholders of record and beneficial owners of shares held in street name, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request or vote online at the Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report on Form 10-K”) and the Notice are available, or will be made available when published, at www.proxyvote.com.
Where can I find the stockholder list?
A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the Annual Meeting during ordinary business hours at our principal offices located at 1661 East Franklin Avenue, El Segundo, CA 90245. The list will also be available electronically at www.virtualshareholdermeeting.com/EVGO2025 during the Annual Meeting.
Who can I contact if I have questions concerning the Annual Meeting?
If you have any further questions about voting your shares or attending the Annual Meeting or wish to obtain directions on how to join the virtual Annual Meeting, please call or email our Investor Relations Department at (877) 494-37833 or investors@evgo.com.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our charter divides the Board into three classes, with staggered three-year terms: Class I directors, whose current term will expire at the Annual Meeting; Class II directors, whose current term will expire at the annual meeting of stockholders expected to be held in 2026; and Class III directors, whose current term will expire at the annual meeting of stockholders expected to be held in 2027. Vacancies on the Board may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.
As such, the Board presently has nine members, of which Peter Anderson, Joseph Esteves and Badar Khan are Class I directors whose terms of office expire in 2025 and who have been nominated for election at the Annual Meeting. At the recommendation of our nominating and corporate governance committee (the “Nominating and Governance Committee”), the Board proposes that each of the three Class I nominees named below be elected as a Class I director for a three-year term expiring at the 2028 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Class I Nominees for Election for a Three-year Term Expiring at the 2028 Annual Meeting
The following table and the paragraphs that follow provide information, as of the date of this Proxy Statement, regarding each nominee nominated by the Board to serve as a Class I director:
Name	Age	Primary Occupation	Position at EVgo	Director Since
Peter Anderson(1)	36	Managing Director, LS Power	Director	March 2023
Joseph Esteves	64	Chief Financial Officer, LS Power	Director	July 2021
Badar Khan	54	Chief Executive Officer, EVgo	Chief Executive Officer and Director	May 2022

(1)
Chair of the compensation committee (the “Compensation Committee”)

Peter Anderson.   Peter Anderson has served on the Board since March 2023 and, prior to his appointment to the Board, served as an observer of our Board from July 2021 to March 2023. He is also Managing Director and a member of the investment team at LS Power. In this role, his responsibilities include origination, mergers and acquisitions, financing, due diligence, and asset management for LS Power’s private equity funds. During his time at LS Power, Mr. Anderson has engaged in a variety of transactions across the energy sector, including transportation electrification, renewable natural gas, distributed generation, and conventional and renewable generation. Prior to joining LS Power in 2014, Mr. Anderson was an associate in Barclays’s Power and Gas Commodities Group from 2011 to 2014. In that role, he focused on structured power and gas commodity transactions. Mr. Anderson holds a B.S. in Commerce with a concentration in Finance and a B.S. in Mathematics from the University of Virginia. He was nominated to the Board pursuant to the nomination agreement between the Company and LS Power Equity Partners IV, L.P. We believe Mr. Anderson’s extensive experience in the transportation electrification, power generation and renewable energy sectors makes him well suited to serve on the Board.
Joseph Esteves.   Joseph Esteves has served on the Board since July 2021. Previously, Mr. Esteves served on the board of EVgo Holdings, LLC, a position he held after LS Power’s acquisition of EVgo in January 2020. Mr. Esteves currently serves as the Chief Financial Officer of LS Power, a position he has held since 2008. In addition, he is also a member of LS Power’s Management Committee and Investment Committee and is responsible for LS Power’s financing activity. Mr. Esteves joined LS Power in 2004. Prior to joining LS Power, Mr. Esteves served as Executive Vice President at Comverge, Inc., a power technology firm serving electric utilities, from 2001 to 2004. Previously, he spent fifteen years with major investment banking firms focused on the Energy and Power industries. Those roles included Managing Director and Region Head Project Finance at UBS; Vice President, Structured Finance at Goldman Sachs & Co.; and Vice President, Corporate Finance at Salomon Brothers Inc. Mr. Esteves received an M.B.A. from the Wharton School and a B.EE from the

Cooper Union. He was nominated to the Board pursuant to the nomination agreement between the Company and LS Power Equity Partners IV, L.P. We believe Mr. Esteves’s financial expertise and experience in the electric power and finance industries make him well suited to serve on the Board.
Badar Khan.   Badar Khan has served as our Chief Executive Officer since November 2023 and as a member of the Board since May 2022. Prior to becoming our Chief Executive Officer, Mr. Khan served as a Senior Advisor with Global Infrastructure Partners, a leading independent infrastructure fund manager, from November 2022 until September 2023. Previously, from April 2017 to June 2022, he held several roles with National Grid, a multinational electricity and gas utility company, including President at National Grid US from November 2019 to June 2022, during which he led the company’s core U.S. business operations, including the provision of electricity, natural gas and clean energy solutions to over 20 million people across Massachusetts, New York and Rhode Island. From April 2017 to November 2019, he was the President of National Grid Ventures, a global portfolio of large-scale competitive energy projects — including electricity interconnectors, onshore wind and solar generation, competitive electricity transmission, and LNG storage — and oversaw the creation of National Grid Partners, the company’s venture capital and innovation arm. Mr. Khan previously worked at Centrica plc, a multinational energy and services company, for 14 years in the UK and U.S., including from 2013 to 2017 as Chief Executive Officer of Direct Energy, the North American subsidiary that provides electricity, natural gas and home services. Prior to that, he was an officer of a start-up private retail energy company in the U.S. and also worked in management consulting with Deloitte Consulting. Mr. Khan has served on the board of directors of CRH plc, a manufacturer and supplier of building materials, since October 2021. He has a degree in engineering from Brunel University in London and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Khan is qualified to serve as a director because of his operational expertise gained from serving as our Chief Executive Officer and his extensive professional experience in the energy sector.
Vote Required for Approval
Directors are elected by a plurality of the votes validly cast in such election. Each nominee nominated by the Board to serve as a Class I director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the three vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not marked therein as “withheld,” “For” the election of each nominee named above, and broker non-votes will have no effect on such election. Therefore, only votes “For” will affect the outcome.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES

Continuing Directors
The following table and the paragraphs that follow provide information, as of the date of this Proxy Statement, regarding the directors who are serving for terms that end following the Annual Meeting:
Name	Age	Primary Occupation	Position at EVgo	Director Since
Class II Directors
Darpan Kapadia	52	Chief Operating Officer, LS Power	Director	July 2021
Jonathan Seelig(1)(2)(3)	52	Retired, Former Chairman of Ridge	Director	May 2023
Paul Segal	50	Chief Executive Officer, LS Power	Director	May 2023
Class III Directors
Scott Griffith(1)(2)(3)	66	Chief Executive Officer, Motiv Electric Trucks	Director	April 2024
Katherine Motlagh(1)(2)(3)	51	Former EVP and Chief Financial Officer, CyrusOne LLC	Director	April 2022
David Nanus(1)	50	President, LS Power Equity Advisors, LLC	Director	July 2021

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Governance Committee

Darpan Kapadia.   Darpan Kapadia has served on the Board since July 2021. Mr. Kapadia currently serves as the Chief Operating Officer of LS Power, a position he has held since May 2017, and is a member of the firm’s Management Committee and Investment Committee, overseeing one of the largest private power generation, transmission and energy infrastructure companies in the United States. Prior to his appointment as Chief Operating Officer of LS Power, Mr. Kapadia was Head of Strategy from December 2009 to May 2017. He is also a member of the investment committees of Edge Principal Advisors and Marmora Capital, two affiliated companies that invest across real estate and other alternative asset classes. Prior to joining LS Power in 2004, Mr. Kapadia was a Vice President at Goldman, Sachs & Co. where he managed assets for institutional and private clients. Prior to that, Mr. Kapadia was a Senior Consultant with PricewaterhouseCoopers LLP where he provided strategic and financial advisory services to corporations. Mr. Kapadia received a B.A. in Economics with Phi Beta Kappa honors from the College of William and Mary and an M.B.A. with highest distinction from the Kellogg Graduate School of Management at Northwestern University. He is a member of the William and Mary Foundation Board of Trustees, the William and Mary Public Policy Advisory Board and Kellogg’s Alumni Council. We believe Mr. Kapadia’s experience in the power generation, transmission and energy infrastructure sectors makes him well suited to serve on the Board.
Jonathan Seelig.   Jonathan Seelig has been a member of the Board since May 2023. He previously served as an observer of our Board from October 2022 until election to the Board. Mr. Seelig has been a technology industry founder, operator and investor for over 25 years. He co-founded Ridge, a cloud computing platform, in October 2018 and served as its CEO from October 2018 to October 2021 and as its Chairman from October 2021 to December 2023. He co-founded Akamai Technologies, Inc., a content delivery network, cybersecurity and cloud service company, in 1997, and has held leadership or investment roles in dozens of early-stage companies in the technology and transportation sectors. These roles have included director of Zipcar, a car sharing company, from 2001 to 2010 (Chairman from 2003-2010), director of Zagster, a designer, builder and operator of bike sharing programs, from January 2017 to September 2019, and director of Zoom Telephonics, a creator of cable modems and other internet access products, from May 2019 until December 2020. He received a Bachelor of Science from Stanford University. We believe Mr. Seelig’s substantial leadership experience in the technology and transportation sectors make him well suited to serve on the Board.
Paul Segal.   Paul Segal has served as Chief Executive Officer of LS Power since 2011. He is also a member of LS Power’s Management Committee, overseeing one of the largest independent power and transmission developers in the U.S. Prior to his appointment as Chief Executive Officer, Mr. Segal oversaw LS

Power’s asset management and renewables development activities. Prior to joining LS Power, in 2002 Mr. Segal founded Luminus Management, a hedge fund manager that invested across the capital structure of publicly- traded power, energy, utility and related companies, and for which he served as President and Portfolio Manager until 2011. Mr. Segal began his career at Smith Barney as a generalist in the Mergers and Acquisitions Investment Banking group. He graduated with highest honors from the Rutgers College of Engineering with a B.S. in Bio-Chemical Engineering. Mr. Segal serves as a member of the Mount Sinai Department of Medicine Advisory Board, the Weill Cornell Medicine Dean’s Council, the board of the Digestive Disease Research Foundation, and the Advisory Board of NYU Law School’s Institute for Policy Integrity. We believe Mr. Segal’s extensive experience in executive leadership roles as well as his experience in the renewable energy sector make him well suited to serve on the Board.
Scott Griffith.   Scott Griffith has served on the Board since April 2024. Since April 2024, Mr. Griffith has served as the Chief Executive Officer of Motiv Electric Trucks. From November 2019 to September 2022, he served as the CEO of the Autonomous Vehicles and Mobility Businesses at Ford Motor Company. In that role, he led Ford’s investments and operations in Level 4 autonomous vehicles as well as oversight of several new hardware and software businesses in Ford’s “new mobility” segment. From April 2014 until October 2021, Scott was an Executive in Residence at General Catalyst Partners, a venture and growth capital firm. In connection with that role, he served as Chairman at Envoy Global, Inc, a global immigration services provider, and TrueMotion, Inc., which operates an AI-based platform that scores driving behavior. Previously, Mr. Griffith served as Chairman and Chief Executive Officer of Zipcar, Inc., a car-sharing company, and held roles with The Parthenon Group, a business strategy firm, The Boeing Company, an aerospace manufacturer, and Hughes Electronics, an electronics and aerospace manufacturer. Mr. Griffith holds a B.S. in engineering from Carnegie Mellon University and an M.B.A. from The University of Chicago Booth School of Business. He serves on the Advisory Council for the Polsky Center for Entrepreneurship and Innovation at The University of Chicago. We believe Mr. Griffith’s extensive experience as a public company CEO, venture and growth stage investor, and strategic advisor makes him well suited to serve on the Board.
Katherine Motlagh.   Katherine Motlagh has served on the Board since April 2022. From October 2020 to June 2023, she served as Executive Vice President and Chief Financial Officer of CyrusOne LLC (“CyrusOne”), a global data center developer and operator delivering digital infrastructure solutions across the globe. In this role, Ms. Motlagh was a member of the executive management team and was responsible for CyrusOne’s accounting, finance, capital markets, tax, procurement, and investor relations. Prior to CyrusOne, she served from May 2015 to October 2020 as Chief Financial Officer of the European, African and Latin American regions at American Tower, a global infrastructure REIT which develops, owns, and operates multi- tenant communications real estate. In that role, Ms. Motlagh was responsible for providing strategic leadership and oversight of all financial activities and financial reporting, management of international tax policy, and planning and internal control compliance for international businesses in 18 countries and led a global finance organization of over 300 employees. Ms. Motlagh’s earlier career included divisional Chief Financial Officer roles as well as a variety of finance and accounting leadership roles with progressively increasing responsibilities at Ericsson, Inc., Nokia, Inc., and Nextel Communications, Inc. Ms. Motlagh currently serves on the boards of directors of Crown Castle Inc., a publicly traded communications infrastructure company, and Aeva Technologies, Inc., a publicly traded designer and developer of LiDAR sensing systems. Ms. Motlagh earned a master’s degree from the Financial University in Moscow and is a licensed Certified Public Accountant. Additionally, Ms. Motlagh has previously served on the National and European Boards of the Institute of Management Accountants and is a Certified Management Accountant. We believe Ms. Motlagh’s substantial financial expertise makes her well suited to serve on the Board.
David Nanus.   David Nanus has served on the Board as Chairman since July 2021. Previously, Mr. Nanus served on the board of Holdings following LS Power’s acquisition of EVgo in January 2020. Mr. Nanus also currently serves as President of LS Power Equity Advisors, LLC, LS Power’s Private Equity business, and as a member of LS Power’s Management Committee and Investment Committee. Previously, Mr. Nanus served as Co-Head of the Private Equity business, a role he held from 2017 to January 2023. Prior to his appointment as Co-Head, Mr. Nanus served as Senior Managing Director in the Private Equity business. Mr. Nanus joined LS Power in 2005, prior to which he held positions in investment banking with Lazard Freres in its Power and Energy practice, and with Dresdner Kleinwort Wasserstein, where he was a member of the Financial Sponsors and Global Energy practices. Mr. Nanus began his career with Arthur Andersen, where he was a member of the Transaction Advisory Services and Audit Groups. Mr. Nanus is a member and past President of the Board of Trustees of Solomon Schechter Day School of Bergen County, and a past member of the Board of Trustees of Success Academy NYC Charter Schools and of the Cornell University Dyson School of Business Undergraduate Program Advisory Council. Mr. Nanus received a B.S. from Cornell University and an M.B.A. with honors from Columbia Business School. We believe that Mr. Nanus’s experience in the power and energy industries, in finance and accounting, as well as his knowledge of our business, make him well suited to serve on the Board.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has been engaged by us since July 1, 2021, and has been engaged by Holdco since 2020. Representatives of KPMG are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Principal Accountant Fees and Services
KPMG
	Year Ended December 31,
	2024	2023
Audit Fees(1)	$1,432,500	$1,750,697
Tax Fees(2)	195,000	120,000
All Other Fees(3)	22,100	50,000
Total Fees	$1,649,600	$1,920,697

(1)
“Audit Fees” primarily consist of audit services related to the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, the audits of our standalone subsidiaries completed in connection with the loan guarantee of up to $1.25 billion from the U.S. Department of Energy Loan Programs Office under its Title 17 program, and fees related to services performed in connection with our securities offerings, in each case including consents and review of documents filed with the SEC and other offering documents.

(2)
“Tax Fees” primarily consist of professional services for tax compliance, tax advice, and tax planning.

(3)
“All Other Fees” includes advisory work related to employee retention credits.

Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee may pre-approve audit and permissible non-audit and tax services provided to us by the independent auditors. The Audit Committee may delegate to the chair of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at a subsequent meeting.
All of the services provided by KPMG listed in the table above were pre-approved in accordance with the pre-approval policies and procedures described in the paragraph immediately above.
Vote Required for Approval
Approval of this proposal requires the affirmative vote of a majority in voting power of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote this proposal. Votes may be cast “For,” “Against,” or “Abstain” with respect to this proposal. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “For” approval of this proposal. Abstentions will have the same effect as votes cast “Against” the proposal. Proposal No. 2 is considered “routine,” and therefore we do not expect to receive any broker non-votes for this proposal. If our stockholders do not ratify the selection of KPMG, the Board will consider other independent auditors.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3 — AMENDMENT OF THE 2021 LONG TERM INCENTIVE PLAN
We are asking our stockholders to approve an amendment to the Plan, effective May 15, 2025 (the “Plan Amendment”). The Plan was last approved by our stockholders on June 29, 2021.
The Plan Amendment would increase the maximum aggregate number of shares authorized for issuance pursuant to awards under the Plan by 25,000,000 shares to a total of 58,918,000 shares of Class A Common Stock. The proposed amendment is intended to enable us to continue to grant equity to our employees. Competitive equity awards are critical in allowing us to attract, retain, and motivate talented and qualified service providers in the highly competitive markets in which we operate. If this proposal is not approved, the Company will not have sufficient shares to grant equity to employees and non-employee directors in 2026 and beyond.
On April 3, 2025, the Board approved the Plan Amendment, subject to the approval of our stockholders. If this Proposal No. 3 is not approved by our stockholders, we will continue to operate the Plan pursuant to its current provisions until there are no longer any shares remaining available for issuance under the Plan and the Board will need to consider alternative arrangements to delivering competitive long-term compensation, including cash-based awards, in the absence of equity award availability. If we are unable to grant equity awards, our ability to hire and retain necessary talent will be significantly limited and will have a negative impact on our ability to grow and operate our business.
Reason for the Proposal
The purpose of the Plan is to enhance our ability to attract, retain, incentivize, reward, and motivate service providers who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership and other incentive opportunities. The Plan Amendment enables the Company to continue its equity-incentive compensation program to achieve our stated goals.
Our use of equity compensation and the alignment with stockholders it provides have helped us achieve the success, growth, and value creation experienced by us and our stockholders. The Board anticipates that an increase in the shares available for issuance under the Plan will enable us to attract and retain the best available talent to grow our business and to ensure a sufficient number of shares will be available through fiscal year 2026, based on our current new hire and annual grant practices.
As of March 20, 2025, we had 1,621,309 shares remaining available for issuance under the Plan (refer to the table below for more detail). The Plan is the Company’s only current plan for granting equity incentive compensation to our service providers. We anticipate that such remaining shares will be insufficient to support our annual equity grant cycle for fiscal year 2025. If we are unable to grant equity awards, our ability to hire and retain necessary talent will be significantly limited, which will have a negative impact on our ability to grow and operate our business.
As of March 20, 2025, the number of persons eligible to participate in the Plan was 331 employees and three non-employee directors. The Board and the Compensation Committee make determinations regarding the basis for participation in the Plan, including whether an award to an eligible person will further the Plan’s purposes, as described above. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the Plan.
If stockholders do not approve this Proposal No. 3, we anticipate that the shares reserved under the Plan that remain available for issuance would not be sufficient to provide equity incentives in accordance with our current grant practice. Once the share reserve under the Plan is exhausted, the Company may continue to elect to provide compensation through other means, such as cash-settled awards or other cash compensation.
Overhang Percentage.   As of March 20, 2025, and as set out in the table below, there were 1,621,309 shares available for future equity awards under the Plan and approximately 22,380,978 shares subject to outstanding equity awards (assuming performance achievement at target levels), which represented approximately 7.8% of our outstanding shares of our Common Stock. Our fully diluted overhang percentage is 7.3%, measured as (a) the sum of all grants outstanding under our Plan, and shares available for future awards (numerator), divided by (b) the sum of the numerator and shares of Common Stock outstanding, with all data effective as of March 20, 2025.

These numbers do not include any additional shares subject to equity awards that may be granted under the Plan between the date of this Proxy Statement and the 2025 Annual Meeting (such as awards in connection with new hires and promotions). The foregoing numbers also do not reflect the increased share reserve requested under the Plan for which the Company is seeking approval.
Number of Stock Options Outstanding	435,865
Weighted Average Exercise Price	$7.53
Weighted Average Term (in years)	8.04
Number of RSUs Outstanding	16,944,679
Number of PSUs Outstanding(1)	5,000,434
Number of Shares Remaining Available for Grant	1,621,309
Shares of Common Stock Outstanding as of March 20, 2025	306,323,073

(1)
Number of shares shown assumes target performance achievement. The maximum number of shares under certain performance-based restricted stock unit (“PSU”) awards that are subject to the achievement of operational objectives is up to 187.5% of the target number of shares subject to the award. See Summary Compensation Table — Narrative Disclosure to the Summary Compensation Table — Long Term Incentive Compensation for further discussion.

If approved, the proposed increase in the number of shares reserved for issuance pursuant to awards under the Plan would increase the overhang percentage to approximately 13.8% of our Common Stock.
Description of the Material Features of the Plan
The following summary provides a general description of the material features of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is attached as Annex A to this proxy statement, which is incorporated by reference in this proposal. Capitalized terms used but not defined herein will have the meanings set forth in the Plan.
As of March 20, 2025, there were 1,621,309 shares of Class A Common Stock remaining available for issuance under the Plan (refer to the table above for more detail). If our stockholders approve the Plan Amendment, the number of shares available for issuance will be increased by 25,000,000 shares effective as of the date of the Annual Meeting for a total of 58,918,000 shares.
In addition, (i) if restricted shares or shares issued upon the exercise of options are forfeited then such shares shall again become available for awards under the Plan; (ii) if restricted stock units (“RSUs”), performance stock units (“PSUs”), options, stock appreciation rights (“SARs”) or stock purchase rights are forfeited or terminate for any reason before being exercised or settled, or an award is settled in cash without the delivery of shares to the award holder, then the corresponding shares subject to the awards shall again become available for awards under the Plan; (iii) if RSUs, PSUs or SARs are settled, then only the number of shares (if any) actually issued in settlement of such RSUs, PSUs or SARs shall reduce the number of shares available under the Plan and the balance (including any shares withheld to satisfy tax withholding obligations) shall again become available for awards under the Plan; and (iv) any shares withheld to satisfy the exercise price or tax withholding obligation pursuant to any award of options or SARs shall be added back to the shares available for awards under the Plan. The number of shares authorized for issuance pursuant to the grants under the Plan is subject to adjustment (as described below).
The Plan provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”); (ii) stock options that do not qualify as incentive stock options (“Nonstatutory Options,” and together with ISOs, “Options”); (iii) SARs; (iv) restricted stock awards (“Restricted Stock Awards”); (v) RSUs and PSUs; (vi) vested stock awards (“Stock Awards”); (vii) dividend equivalents; (viii) other stock- or cash-based awards; (ix) cash awards; and (x) substitute awards (referred to collectively with the other awards as the “Awards”).
Key features of the Plan include:
•
No automatic Award grants are promised to any eligible individual;

•
Awards are subject to potential reduction, cancellation or, forfeiture pursuant to the EVgo Inc. Executive Compensation Clawback Policy (the “Clawback Policy”) and any other clawback policy that we adopt;

•
Awards are generally non-transferrable except to an Award recipient’s immediate family member or related family trust, pursuant to a qualified domestic relations order or by will or the laws of descent or distribution;

•
Meaningful limits on total director compensation; and

•
Repricing and cash buyouts are not allowed.

Eligibility to Participate
Employees, non-employee directors, consultants and other individual service providers of the Company and our subsidiaries are eligible to receive awards under the Plan. Eligible individuals to whom an Award is granted under the Plan are referred to as “Participants.” As of March 20, 2025, the number of persons eligible to participate in the Plan was 331 employees and three non-employee directors.
Securities to be Offered
Subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of Class A Common Stock that may be issued pursuant to Awards under the Plan, if the Plan Amendment is approved, will be equal to 58,918,000 shares of Class A Common Stock (the “Share Pool”).
Director Compensation Limits
Under the Plan, in a single calendar year, a non-employee director may not be granted Awards, for such individual’s service on our Board of Directors in excess of $750,000, pro-rated for partial calendar years of service. Additional cash amounts or Awards may be paid for any calendar year in which a non-employee director (i) first becomes a member of our board of directors, (ii) serves on a special committee of our board of directors, or (iii) serves as lead director or chairman of the Board. This limit shall be applied without regard to cash fees paid to the non-employee director (or grants of Awards in lieu of all or any portion of such cash fees), or grants of Awards made to the non-employee director during any period in which such individual was an employee, or was otherwise providing services other than in the capacity as a director, of the Company or any affiliate.
Administration
Our Board of Directors (or a committee of two or more directors appointed by our Board of Directors) administers the Plan (as applicable, the “Administrator”). Subject to the terms of the Plan and applicable law, the Administrator has broad authority to select Participants to receive awards, determine the types and amounts of awards, to determine, modify, waive or adjust the terms and conditions of awards, and interpret provisions of the Plan. Subject to applicable law, the Administrator is also authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to delegate duties under the Plan, to terminate, modify or amend the Plan (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable.
Source of Shares
Class A Common Stock issued under the Plan may come from (i) authorized but unissued shares of Class A Common Stock, (ii) treasury stock held by the Company or (iii) previously issued shares of Class A Common Stock that we reacquire, including shares purchased on the open market.
Awards Under the Plan
Options.    An Option represents a right to purchase Class A Common Stock at a fixed exercise price. We may grant Options to eligible persons including: (i) ISOs (only to our employees or employees of our subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each Option granted under the Plan will be stated in the option agreement and may vary; however, except in limited circumstances, the exercise price for an Option must not be less than the fair market value per share of Class A Common Stock as of the date of grant (or 110% of the fair market value for certain ISOs), nor may the Option be re-priced without the prior approval of the stockholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant (or five years from the date of grant for certain ISOs). The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in Class A Common Stock, other Awards or other property) and the methods and forms in which Class A Common Stock will be delivered to a Participant.
SARs.    A SAR is the right to receive an amount equal to the excess of the fair market value of one share of Class A Common Stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of Class A Common Stock or any combination thereof as determined by the Administrator. The grant price of a share of Class A Common Stock subject to the SAR will be determined by the Administrator, but, except in limited circumstances, in no event will that grant price be less than the fair market value of the Class A Common Stock on the date of grant. The Administrator has the discretion to determine the other terms and conditions of a SAR award. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.
Restricted Stock Awards.    A Restricted Stock Award is a grant of shares of Class A Common Stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of an Award agreement, the holder of a Restricted Stock Award will generally have rights as a stockholder, including the right to vote the Class A Common Stock subject to the Restricted Stock Award and to receive dividends on the Class A Common Stock subject to the Restricted Stock Award during the restriction period, although the Administrator may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting associated with the Restricted Stock Award. Unless otherwise determined by the Administrator and specified in the Award agreement, Class A Common Stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Class A Common Stock or other property has been distributed.
Restricted Stock Units, Performance Stock Units.    RSUs and PSUs are rights to receive Class A Common Stock, cash, or a combination of both equal in value to the number of shares of Class A Common Stock covered by the RSUs or PSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs and PSUs to restrictions to be specified in the RSU Award or PSU Award agreement, and those restrictions may lapse at such times determined by the Administrator.
Stock Awards.    The Administrator is authorized to grant vested Class A Common Stock as a Stock Award. The Administrator will determine any terms and conditions applicable to grants of Class A Common Stock, including performance criteria, if any, associated with a Stock Award.
Dividend Equivalents.    Dividend equivalents entitle a Participant to receive cash, shares of Class A Common Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Class A Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award agreement.
Other Stock-Based or Cash-Based Awards.    Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of Class A Common Stock. Cash-based awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award. The terms and conditions of such Awards shall be determined by the Administrator.

Substitute Awards.    Awards may be granted in substitution for any other Award granted under the Plan or another plan of ours or our predecessors or subsidiaries or any other right of a person to receive payment from us or our subsidiaries. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions, in which case, subject to applicable stock exchange requirements, shares of Class A Common Stock subject to such Awards will not be added to or subtracted from the Share Pool. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of Class A Common Stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.
Other Provisions
Recapitalization.    In the event of any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to Class A Common Stock, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the Plan, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the Plan, in each case to equitably reflect such event.
Change in Control.    Except to the extent otherwise provided in any applicable Award agreement, no Award will vest solely upon the occurrence of a change in control. In the event of a change in control or other relevant changes to us or the Class A Common Stock, the Administrator may, in its discretion, (i) accelerate the time of exercisability of an Award, (ii) require Awards to be surrendered in exchange for a cash payment (including canceling an Option or SAR for no consideration if it has an exercise price or the grant price less than or equal to the value paid in the transaction), (iii) cancel Awards that remain subject to a restricted period as of the date of the change in control without payment of any consideration, or (iv) make any other adjustments to Awards that the Administrator deems appropriate to reflect such change in control or other event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof).
Tax Withholding.    The Company and any of its Affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Class A Common Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.
Limitations on Transfer of Awards.    Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. However, notwithstanding these restrictions, a Participant may assign or transfer, without consideration, an Award, other than an ISO, with the consent of the Administrator and subject to various conditions stated in the Plan, including pursuant to a domestic relations order entered or approved by a court of competent jurisdiction. All shares of Class A Common Stock subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the Plan, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.
Clawback.    All Awards under the Plan will be subject to any clawback policy that we adopt, as in effect from time to time.
Plan Amendment and Termination.    The Administrator may amend or terminate any Award or Award agreement or amend the Plan at any time and our Board of Directors may amend or terminate the Plan at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Administrator does not have the authority, without the approval of the stockholders to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or our Board of Directors to amend or terminate any Award, Award agreement or the Plan, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.
Term of the Plan.    The Plan was approved by our Board of Directors and stockholders and became effective on July 1, 2021, concurrent with the Closing. Unless earlier terminated by action of our Board of Directors, the Plan will terminate on the tenth anniversary of its effectiveness. Awards granted before the termination date of the Plan will continue to be effective according to their terms and conditions.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of the Class A Common Stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants Under the Plan
Stock Options and Stock Appreciation Rights.    Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to our withholding obligations of an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of Class A Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the Class A Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the Class A Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Class A Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Class A Common Stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
We are generally not entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Under current rulings, if a Participant transfers previously held shares of Class A Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Class A Common Stock received upon exercise which equals the number of shares of previously held Class A Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Class A Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of Class A Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.
The Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a domestic relations order, but the Plan allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of vested Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.
The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $19,000 per donee (for 2025, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Restricted Stock Awards; RSUs; PSUs; Stock Awards; Other Stock-Based or Cash-Based Awards.    A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU or PSU, but rather, will generally recognize ordinary compensation income at the time he or she receives a share of Class A Common Stock in settlement of the RSU or PSU, as applicable, or cash in an amount equal to the fair market value of the Class A Common Stock.
A recipient of a Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the Class A Common Stock when it is received, reduced by any amount paid by the recipient. A recipient of a Restricted Stock Award will be subject to tax at ordinary income tax rates on the fair market value of the Class A Common Stock when it is granted, reduced by any amount paid by the recipient, if a Participant makes a valid election under Section 83(b) of the Code; however, if a Participant does not make a valid election under Section 83(b) of the Code, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Class A Common Stock (net of any amount paid by the Participant) when the Class A Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the Class A Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation.    In order for the amounts described above to be deductible by us (or our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments.    Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Compensation of Covered Employees.    Our ability (or the ability of our subsidiaries) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.
New Plan Benefits
The future awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefit Table is not provided. For details on grants of RSUs and PSUs made to our named executive officers (“NEOs”) under the Plan in 2024, see the table below entitled “Outstanding Equity Awards Table,” and for more details on grants of RSUs made to our non-employee directors in 2024, see the table below entitled “2024 Director Compensation Table.”
Registration with the SEC
If our stockholders approve the Plan Amendment, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the Plan.

Vote Required
To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the approval of the amendment of the Plan. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE PLAN.

BOARD OF DIRECTORS AND COMMITTEES; CORPORATE GOVERNANCE
Overview
We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of its business, serving our stockholders well and maintaining integrity in the marketplace. Our corporate governance guidelines (the “Corporate Governance Guidelines”) and Code of Conduct, together with our certificate of incorporation, bylaws, and the charters of the committees of the Board, form the basis for our corporate governance framework.
Director Independence
The Board has determined that each of Scott Griffith. Katherine Motlagh, and Jonathan Seelig qualifies as an independent director under the criteria set forth in the listing rules of Nasdaq and applicable SEC rules, including the additional independence criteria applicable to service on the Audit Committee. These determinations were made by the Board based on the recommendation of its Nominating and Governance Committee, which is required pursuant to its charter to review, in light of such criteria, all relationships between us and each director or nominee, including prior service as an observer of our Board.
As of the date of this Proxy Statement, Holdings controls a majority of the voting power of our outstanding capital stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the Board to have a majority of independent directors and require that we either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of its executive officers and nominees for directors are determined or recommended to the Board by the independent members of the Board. We currently utilize some or all of these exemptions. As a result, we do not have a majority of independent directors on the Board. In addition, we may choose not to maintain a compensation committee or a nominating and corporate governance committee, and to the extent such committees are maintained, as is currently the case, they may not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.
Meetings of the Board
The Board holds regular meetings each year and holds special meetings and acts by unanimous written consent when circumstances require. During 2024, our Board held 6 meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served during 2024. We encourage, but do not require, members of the Board to attend annual stockholder meetings. Two of our directors attended the 2024 annual meeting of stockholders.
Board Leadership Structure
The Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and the Chair roles is driven by our needs at any point in time. As a result, we do not have a policy requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. This allows us the flexibility to establish the most appropriate structure for us at any given time. Since July 2021, David Nanus has served as the Chair. Badar Khan has served as our Chief Executive Officer since November 2023.
Board Role in Risk Oversight
The Board oversees the risk management activities designed and implemented by our management. The Board does not have a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. All board committees report to the Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk. The Board considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with the operation of our business and providing appropriate updates to the Board and the Audit Committee. Our Enterprise Risk Committee (the “Enterprise Risk Committee”) is a management-level committee that meets periodically to identify, review, prioritize and manage risks that are material to our business objectives.
The Audit Committee, acting pursuant to authority delegated by the Board, actively oversees our enterprise risk management framework, including cybersecurity strategy and risks from cybersecurity threats, and helps align our risk management program with our business objectives and compliance with legal and regulatory standards. As part of this oversight role, the Audit Committee receives regular updates from the chair of the Enterprise Risk Committee, and reviews the enterprise risk matrix prepared by our management-level Enterprise Risk Committee on an annual basis. Such updates include reviews of new or evolving threats, our programs for mitigating such risks, the results of third-party audits, and our assessments and oversight of any recent events with certain characteristics that may have occurred. The chair of the Audit Committee regularly reports on the Audit Committee’s oversight activities related to enterprise risk management and cybersecurity to the full Board. Our other board committees consider risks as they perform their respective committee responsibilities. For example, the Compensation Committee performs an executive compensation risk assessment on an annual basis to consider whether any specific elements of our executive compensation program may induce executives to pursue strategies that could create unnecessary or excessive risk with respect to our operational or financial performance.
Committees of the Board
Because we are a “controlled company” under Nasdaq rules, we are not required to establish or maintain a compensation committee or a nominating and corporate governance committee. Although we are not required to do so, the Board maintains the Compensation Committee and the Nominating and Governance Committee in addition to the Audit Committee. Members serve on each committee until their resignation or until otherwise determined by the Board. Each committee operates under a charter approved by the Board.
Audit Committee
During the year ended December 31, 2024, the members of the Audit Committee were Katherine Motlagh, Scott Griffith (from the time of his election to the Board in April 2024), and Jonathan Seelig. As of the date of this Proxy Statement, the Audit Committee consists of the same individuals, with Ms. Motlagh serving as the chair of the Audit Committee. Under Nasdaq’s listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Each of Ms. Motlagh and Messrs. Griffith and Seelig meets the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met nine times in 2024.
Each current member of the Audit Committee is financially literate, and the Board has determined that Ms. Motlagh qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The Audit Committee charter is posted in the Investors section of our website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Audit Committee charter details the principal functions of the Audit Committee, including:
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overseeing our accounting and financial reporting processes and audits of our financial statements;

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assisting Board’s oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications, independence, and performance, and (4) the effectiveness and performance of our internal audit function;

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the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm that we engage;

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pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm that we engage, and establishing pre-approval policies and procedures;

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setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

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ensuring audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years involving one or more independent audits carried out by the firm and any steps taken to address such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

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meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report on Form 10-K;

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reviewing and approving any related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; and

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reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities, and any employee complaints or published reports that raise material issues regarding our financial statements, financial reporting process, accounting policies, or internal audit function.

Compensation Committee
During the year ended December 31, 2024, the members of the Compensation Committee were Peter Anderson, Scott Griffith (from the time of his election to the Board in April 2024), Katherine Motlagh, David Nanus, and Jonathan Seelig. As of the date of this Proxy Statement, the Compensation Committee consists of the same individuals, with Mr. Anderson serving as the chair of the Compensation Committee. Because we are a “controlled company” within the meaning of Nasdaq’s corporate governance standards, the Compensation Committee is not required to be comprised solely of independent directors. The Compensation Committee met seven times in 2024.
The Compensation Committee charter is posted in the Investors section of our website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Compensation Committee charter details the principal functions of the Compensation Committee, including:
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reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our executive officers, including the Chief Executive Officer;

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reviewing on an annual basis our executive compensation policies and plans;

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reviewing and making recommendations to the Board with respect to incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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if required, producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form sub-committees and delegate some or all of its authority to sub-committees, its chair or any of its members when it deems appropriate. During 2024, the Compensation Committee delegated authority to the Chief Executive Officer to approve annual, new-hire, retention and “spot” equity awards to Company employees within certain parameters and subject to certain limitations, and to the chair of the Compensation Committee and the Chair to collectively approve certain equity awards to employees outside of the scope of the delegation to the Chief Executive Officer. The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Governance Committee
During the year ended December 31, 2024, the members of the Nominating and Governance Committee were Jonathan Seelig, Scott Griffith (from the time of his election to the Board in April 2024), and Katherine Motlagh. As of the date of this Proxy Statement, the Nominating and Governance Committee consists of the same individuals, with Mr. Seelig serving as the chair of the Nominating and Governance Committee. Because we are a “controlled company” within the meaning of Nasdaq’s corporate governance standards, we are not required to have independent director oversight of director nominations or a nominating and corporate governance committee comprised solely of independent directors. The Nominating and Governance Committee met five times in 2024.
The Nominating and Governance Committee charter is posted in the Investors section of our website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Nominating and Governance Committee charter details the principal functions of the Nominating and Governance Committee, including:
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identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

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developing, recommending to the Board and overseeing implementation of our Corporate Governance Guidelines;

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coordinating and overseeing the annual performance evaluation of the Board, its committees, individual directors and management in our governance; and

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reviewing on a regular basis our overall corporate governance practice and recommending improvements as and when necessary.

The Nominating and Governance Committee charter also provides that in the event that a vacancy on the Board arises, the Nominating and Governance Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Committee solicits recommendations from existing directors and senior management. These recommendations are considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders. The Nominating and Governance Committee considers recommendations for directors that are received from our stockholders and any other sources, provided that the recommendations comply with the procedures outlined in this Proxy Statement. The Nominating and Governance Committee charter also provides that the committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Nominating and Governance Committee considers and reviews the candidate’s:
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relevant skills, qualifications and experience;

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independence under applicable standards;

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business judgment;

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service on boards of directors of other companies;

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personal and professional integrity, including commitment to our core values;

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openness and ability to work as part of a team;

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willingness to commit the required time to serve as a Board member; and

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familiarity with us and our industry.

The Nominating and Governance Committee identifies and evaluates nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Governance Committee views as critical to effective functioning of the Board. Among the factors that are considered, the Nominating and Governance Committee weighs whether nominees to the Board provide the integrity, experience, knowledge, skills, judgment, and level of commitment appropriate for us. The Nominating and Governance Committee also considers the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been at any time one of our officers or employees. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Board.
Code of Conduct
We adopted a Code of Conduct that applies to our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Conduct is available on our investor website, which can be found at investors.evgo.com/governance. A printed copy of the Code of Conduct will be made available to any stockholder upon request. To the extent required by rules adopted by the SEC and the Nasdaq, we intend to promptly disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions granted to executive officers and directors, on our investor website.
Stockholder Communications with the Board
Any stockholder or any other interested party who desires to communicate with the Board, or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 1661 East Franklin Avenue, El Segundo, CA 90245. All communications, except any abusive, threatening, or inappropriate materials, are compiled by our Corporate Secretary and submitted to the Board or the individual directors on a periodic basis, as appropriate.
Family Relationships
There are no familial relationships among our directors and executive officers.

DELINQUENT SECTION 16(a) REPORTS
Under U.S. securities laws, directors, certain officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership in reports filed with the SEC. The SEC has designated specific deadlines for such reports, and we must identify in this Proxy Statement those persons who did not file such reports when due.
Based solely upon a review of such reports and written representations of our directors and officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2024, except for one Form 4 for Holdings reporting the disposition of shares which was filed late due to an administrative error.

EXECUTIVE OFFICERS
Our executive officers are appointed by the Board and serve at its discretion. Set forth below is information regarding our executive officers as of the date of this Proxy Statement:
Name	Age	Position
Badar Khan	54	Chief Executive Officer and Director
Paul Dobson	59	Chief Financial Officer
Dennis Kish	61	President
Francine Sullivan	52	Chief Legal Officer and EVP, Corporate Development
Additional information about each of our executive officers (except for Badar Khan, whose biographical information is provided in the “Class I Nominees for Election for a Three-year Term Expiring at the 2028 Annual Meeting” section of this Proxy Statement), is as follows:
Paul Dobson.   Paul Dobson has served as our Chief Financial Officer since October 2024. Prior to that, Mr. Dobson served as Senior Vice President & Chief Financial Officer of Ballard Power Systems from March 2021 until September 2024. He previously held senior financial and operating roles at Hydro One Inc. from July 2018 to May 2019 and at Direct Energy for 15 years, including as Chief Financial Officer and Chief Operating Officer. Prior to that, Mr. Dobson served for 10 years at CIBC in various finance, strategy and business development roles. Mr. Dobson brings over 25 years of global financial, operations and leadership experience, including significant experience in the energy industry. He also currently serves on the board of directors of Methanex Corporation. Mr. Dobson holds an Honours Bachelor’s degree from the University of Waterloo and an M.B.A. from the Ivey Business School, Western University, and is a licensed CPA and CMA.
Dennis Kish.   Dennis Kish has served as our President since January 2024, prior to which he served as our Chief Operating Officer beginning in January 2022. Mr. Kish brings more than 30 years of experience in the technology and infrastructure industries. Mr. Kish most recently served as Chief Operating Officer of Taoglas USA, Inc. (“Taoglas”), a provider of Internet of Things solutions, from February 2020 to May 2021, and as its President from February 2019 to February 2020. Prior to Taoglas, Mr. Kish held executive positions at Google Fiber, a broadband internet provider and a subsidiary of Alphabet Inc., including serving as President from April 2016 to July 2017, and as Vice President from July 2014 to April 2016. After Google Fiber, Mr. Kish evaluated other opportunities before joining Taoglas in February 2019. Mr. Kish holds a B.S. in Electrical Engineering from Michigan State University.
Francine Sullivan.   Francine Sullivan has served as our Chief Legal Officer and EVP, Corporate Development since March 2025, and prior to that she served as our Chief Legal Officer and General Counsel from July 2021 to March 2025 and as General Counsel of Holdco from May 2021 until the Closing of the Business Combination. Ms. Sullivan leads our legal and compliance team. Ms. Sullivan has spent the past 18 years in the clean energy sector. Prior to joining EVgo in May 2021, Ms. Sullivan served as Vice President, Business Development for REC Silicon ASA (“REC”), a publicly listed Norwegian solar and advanced materials company. Based out of the Houston, Texas office, she was focused on developing opportunities and partnerships in the advanced lithium-ion battery industry. Ms. Sullivan first joined REC in 2010 when it was the world’s largest integrated solar company and held various executive positions including Chief Legal Officer and US General Counsel. Ms. Sullivan has had an extensive international legal career, advising leading investment banks and private equity firms, serving in the energy and finance groups of some of the world’s leading law firms including Milbank LLP in Los Angeles and New York, Freshfields Bruckhaus Deringer in Asia and Europe and King & Wood Mallesons in Australia. Ms. Sullivan received her Bachelor of Laws (Honors) and Bachelor of Commerce (Economics & Finance) from the University of Melbourne and is licensed to practice law in California and New York.

EXECUTIVE COMPENSATION
Overview
We are an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. For the fiscal year ended December 31, 2024, our NEOs were:
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Badar Khan, Chief Executive Officer and Director;

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Dennis Kish, President; and

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Francine Sullivan, Chief Legal Officer and EVP, Corporate Development.

Our compensation policies and philosophies are designed to align compensation with business objectives, while also enabling the Company to attract, motivate and retain individuals who contribute to the Company’s long-term success. The Compensation Committee or the Board, with input from an independent compensation consultant, and our Chief Executive Officer (other than with respect to his own compensation), approves the compensation to be paid to our NEOs. Pay Governance served as the independent compensation consultant of the Compensation Committee and the Board, as applicable, for all aspects of compensation for our NEOs.
At the request of the Compensation Committee, the independent compensation consultant provides an assessment of the competitiveness of our executive compensation program as compared with a compensation peer group approved by the Compensation Committee, with input from the independent compensation consultant. The Compensation Committee and the Board use this assessment as one factor in designing our executive compensation program and approving target levels of compensation for each executive officer. Other factors considered by the Compensation Committee and the Board include: individual performance and skills, management input, internal relative alignment of compensation levels, and past and anticipated future contributions.
On October 19, 2023, the Compensation Committee, with input from Pay Governance, approved the following compensation peer group for 2024: Altus Power, Inc., Ameresco, Inc., Blink Charging Co., Bloom Energy Corporation, Canoo Inc., ChargePoint Holdings, Inc., Clean Energy Fuels Corp., Clearway Energy, Inc., Energy Vault Holdings, Inc., Fluence Energy, Inc., FuelCell Energy, Inc., OPAL Fuels Inc., Ormat Technologies, Inc., Shoals Technologies Group, Inc., Stem, Inc., Sunnova Energy International Inc., SunPower Corporation, and Sunrun Inc. Clean Energy Fuels Corp., Energy Vault Holdings, Inc., Fluence Energy, Inc., OPAL Fuels Inc., Shoals Technologies Group, Inc., and Stem, Inc., were all added to our compensation peer group for 2024, while Fisker Inc., Hyliion Holdings Corp., Nikola Corporation, Proterra Inc, QuantumScape Corporation, Volta Inc., and Workhorse Group Inc. were removed from our compensation peer group for 2024 for understanding 2024 NEO compensation levels. These changes were made to better align our compensation peer group with the key criteria identify by Pay Governance, in consultation with the Compensation Committee.
The compensation of our NEOs primarily consists of salary, annual cash performance bonus, and time and performance-based equity incentive awards. Since becoming a public company, the Compensation Committee or the Board, upon the recommendation of the Compensation Committee, has approved the base salary and annual performance bonus compensation for our NEOs, and the Board, upon the recommendation of the Compensation Committee, has approved the equity-based incentive awards.

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to NEOs for the fiscal years ended December 31, 2024 and December 31, 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total ($)
Badar Khan	2024	550,000	—	3,866,669	—	669,032	7,693	5,093,394
CEO and Director	2023	79,327(5)	—	3,756,299	232,329	84,155(5)	188,825	4,340,935
Dennis Kish	2024	446,587	—	2,767,780	—	484,895	7,548	3,706,810
President	2023	375,000	—	1,333,115	445,995	298,474	1,790	2,454,374
Francine Sullivan	2024	372,917	200,000(6)	1,326,667	—	320,147	13,704	2,233,435
Chief Legal Officer and EVP, Corporate Development	2023	350,000	—	1,121,951	356,798	217,610	1,671	2,048,030

(1)
Represents the aggregate grant date fair value of awards of RSUs and PSUs issued under the Plan and computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718; with the portion of PSUs that vest subject to attainment of certain stock price targets calculated using a Monte Carlo simulation. The grant date fair value of the PSUs with operational objectives is reported based on the probable outcome at the time of grant. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. Assuming the maximum future payout, the aggregate grant date fair value attributable to the PSUs granted in 2024 would be $2,604,168, $2,044,273, and $947,918 for Mr. Khan, Mr. Kish and Ms. Sullivan, respectively. The assumptions used in calculating the grant date fair value of such RSUs and PSUs are set forth in Note 17 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K.

(2)
Represents the aggregate grant date fair value of stock options granted under the Plan and computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the stock option awards are set forth in Note 17 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K. Note that the amounts reported reflect the accounting value for the stock option awards and may not correspond to the actual economic value that may be received by the NEOs from the awards. The grant date fair value of the stock options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant without regard to the service-based vesting conditions. No options were granted to the NEOs in 2024.

(3)
Represents a cash bonus pursuant to our 2024 annual bonus program, which was paid in 2025, based on achievement of individual and business milestones. For additional information, see “Narrative Disclosure to the Summary Compensation Table — Bonus Compensation and Non-Equity Incentive Plan Compensation.”

(4)
Amounts in this column consist of matching 401(k) contributions and life insurance premiums that we paid on each NEO’s behalf.

(5)
Mr. Khan commenced employment with us on November 9, 2023. Accordingly, his salary and non-equity incentive plan compensation were pro-rated for his partial year of employment during 2023.

(6)
Ms. Sullivan received an additional cash bonus of $200,000 in connection with Ms. Sullivan’s achievements related to corporate development initiatives.

Narrative Disclosure to the Summary Compensation Table
Employment Agreements
Mr. Khan entered into an employment agreement with us in August 2023 in connection with the announcement of his appointment to become our Chief Executive Officer, Mr. Kish entered into an employment agreement with us upon joining us effective January 1, 2022, which was amended and restated in connection with his appointment as the Company’s President in January 2024, and Ms. Sullivan entered into an employment agreement with us upon joining us effective March 12, 2021, which was amended and restated in connection with her appointment as the Company’s EVP, Corporate Development in March 2025 concurrent with her existing role as Chief Legal Officer (each, an “Employment Agreement,” and collectively, the “Employment Agreements”). Each such Employment Agreement provides for at-will employment and generally sets forth the initial base salary and equity grants applicable to each such executive, as well as provides for certain separation payments upon qualifying terminations of employment as described in more detail below.
The narrative below summarizes the payments and benefits that each NEO was eligible to receive for 2024.
Base Salary
Each NEO’s base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance taking into account the other factors described in the “Overview” section above. Based on a review of these factors, the Compensation Committee determined and recommended to the Board for approval, and the Board approved, that effective as of February 1, 2024 for fiscal year 2024, the base salary for Mr. Khan, Mr. Kish and Ms. Sullivan would be $550,000, $450,000 and $375,000, respectively.
Bonus Compensation and Non-Equity Incentive Plan Compensation
Each NEO is entitled to participate in EVgo’s annual cash bonus plan that is applicable for the relevant fiscal year. For fiscal year 2024, the annual target cash bonus opportunity for the NEO was set as a percentage of each NEO’s base salary as follows: 100% for Mr. Khan, 90% for Mr. Kish and 70% for Ms. Sullivan.
The Compensation Committee, with input from Pay Governance, approved a framework for fiscal year 2024 bonus awards based on five equally weighted key performance indicators (or “KPIs”): daily throughput per stall (representing the total volume of kilowatt hours (“kWh”) that was consumed by EVs using chargers and charging stations on EVgo’s network during fiscal year 2024, divided by (i) the average monthly number of DCFC stalls on our network during 2024 (based on the average of the number of such stalls at the beginning and end of each month during 2024) and (ii) 366), net capital expenditures per charging stall operationalized during the 2024 calendar year, fiscal year 2024 revenue, fiscal year 2024 Adjusted EBITDA, and individual and strategic priorities. The bonus payout could range from 0% to 150% of target based on the extent to which the KPIs were achieved relative to pre-determined targets for fiscal year 2024. In February 2025, the Compensation Committee (and, with respect to Mr. Khan, the Board) reviewed performance against the KPIs and determined that the bonus payout would be 122%, 121% and 123% of target for Mr. Khan, Mr. Kish and Ms. Sullivan, respectively. In addition, the Compensation Committee awarded Ms. Sullivan an additional cash bonus of $200,000 in connection with Ms. Sullivan’s achievements related to corporate development initiatives, which was included in the “Bonus” column of the Summary Compensation Table. Annual cash bonuses paid to the NEOs for fiscal year 2024 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Long Term Incentive Compensation
Each NEO is eligible to receive equity awards under the Plan. In the first quarter of fiscal year 2024, following a review of market data provided by Pay Governance, Company performance and the individual performance of our executive officers, the Compensation Committee recommended, and the Board approved that the annual long term equity incentive compensation for Mr. Khan, Mr. Kish and Ms. Sullivan for 2024 would be granted in the form of RSUs and PSUs with the target dollar values described in the table below.
Named Executive Officer	Target Dollar Value of RSUs	Target Dollar Value of Operational PSUs	Target Dollar Value of Stock Price Hurdle PSUs
Badar Khan	$2,000,000	$2,000,000	—
Dennis Kish	$1,250,000	$1,250,000	$500,000
Francine Sullivan	$600,000	$600,000	$200,000

The RSUs and PSUs were granted to Mr. Khan, Mr. Kish and Ms. Sullivan effective on March 15, 2024. The RSUs vest in three equal installments on each of the first three anniversaries of March 15, 2024. The PSUs vest over a designated performance period subject to achievement of certain performance criteria as described below. The values in the Summary Compensation Table are different from the dollar values set forth in the table above due to an assumed stock price of $3 being used to calculate the number of shares subject to each award at the time of grant.
All of the PSU awards granted to Mr. Khan, $1,250,000 of the target value of PSU awards granted to Mr. Kish and $600,000 of the target value of PSU awards granted to Ms. Sullivan are subject to achievement of operational objectives with respect to the number of new charging stalls owned by the Company and Adjusted EBITDA over a one-year period, and a relative total stockholder return (“rTSR”) performance modifier relative to the rTSR of a select group of companies in the Clean Edge Green Energy Index over a three year performance period, with any earned shares being released following the conclusion of the three-year performance period, subject to the participant’s continued employment. The operational PSUs may be earned from 0% to 156% of the target number of shares based on such metrics.
In addition, $500,000 of the target value of PSU awards granted to Mr. Kish and $200,000 of the target value of PSU awards granted to Ms. Sullivan will vest in three equal installments on each of the first three anniversaries of March 15, 2024 and are also subject to the achievement of stock price targets, which may be satisfied as to 1/3 upon achievement of a $6 per share stock price target, 1/3 upon achievement of an $8 per share stock price target, and 1/3 upon achievement of a $10 per share stock price target, in each case calculated based on a 20-day volume-weighted average price per share of our Class A Common Stock at any time on or before March 15, 2029.
The grant date fair value attributable to the aggregate RSU and PSU awards granted to each NEO in 2024 is reported in the “Stock Awards” column of the Summary Compensation Table. The actual value realized by the NEOs with respect to these awards will depend on our stock price on the relevant settlement date.
Other Compensation and Benefits
Each NEO is entitled to paid time off in accordance with the terms and conditions of the applicable Company plan or policy. Subject to the terms of any applicable plans, policies or programs, each NEO is entitled to receive such employee benefits, including any and all medical, dental, vision, prescription, life, short-term and long-term disability, and flexible spending plans available to senior executive employees generally, and such other benefits as we may from time to time establish for the NEOs. We reimburse each NEO for all ordinary and reasonable expenses incurred in the course of the performance of employment services. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended, in which employees, including our NEOs, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. During 2024, we matched up to 2% of contributions by employees (including NEOs) to their 401(k) plan accounts, up to the federal limit.
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table reflects information regarding outstanding equity awards held by the NEOs as of December 31, 2024. All such equity awards were granted under the Plan.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Badar Khan	6/9/2022(2)	—	—	—	—	1,781	7,213	—	—
	11/13/2023(3)	—	—	—	—	524,022	2,122,289	—	—
	11/13/2023(4)	39,511	79,024	2.76	11/12/2033	—	—	—	—
	11/13/2023(5)	—	—	—	—	—	—	625,978	2,535,211
	3/15/2024(6)	—	—	—	—	666,667	2,700,001	—	—
	3/15/2024(7)	—	—	—	—	—	—	666,667	2,700,001
Dennis Kish	1/25/2022(8)	—	—	—	—	31,034	125,688	—	—
	4/1/2022(9)	—	—	—	—	26,818	108,613	—	—
	4/1/2022(10)	34,130	17,065	12.86	3/31/2032	—	—	—	—
	4/3/2023(11)	—	—	—	—	104,167	421,876	—	—
	4/3/2023(12)	41,067	82,136	7.79	4/2/2033	—	—	—	—
	8/10/2023(13)	—	—	—	—	58,623	237,423	—	—
	3/15/2024(6)	—	—	—	—	416,667	1,687,501	—	—
	3/15/2024(7)	—	—	—	—	—	—	416,667	1,687,501
	3/15/2024(14)	—	—	—	—	—	—	166,667	675,001
Francine Sullivan	4/1/2022(9)	—	—	—	—	23,242	94,130	—	—
	4/1/2022(10)	29,579	14,790	12.86	3/31/2032	—	—	—	—
	4/3/2023(11)	—	—	—	—	83,334	337,503	—	—
	4/3/2023(12)	32,854	65,709	7.79	4/2/2033	—	—	—	—
	8/10/2023(13)	—	—	—	—	54,715	221,503	—	—
	3/15/2024(6)	—	—	—	—	200,000	810,000	—	—
	3/15/2024(7)	—	—	—	—	—	—	200,000	810,000
	3/15/2024(14)	—	—	—	—	—	—	66,667	270,001

(1)
Market and payout values were determined by multiplying the number of shares of Class A Common Stock underlying outstanding awards that had not vested as of December 31, 2024, by $4.05, the closing price of our Class A Common Stock on December 31, 2024, the last trading day of fiscal year 2024.

(2)
Represents an RSU grant received in June 2022 under the Plan in connection with Mr. Khan’s service as a member of the Board. These RSUs vest in three equal installments on each of the first three anniversaries of May 18, 2022, subject to continued service through each such date.

(3)
The RSUs vest in three equal installments on each of the first three anniversaries of November 13, 2023, subject to continued employment through each such date.

(4)
The stock options vest and become exercisable in three equal installments on each of the first three anniversaries of November 13, 2023, subject to continued employment through each such date.

(5)
The PSU award vests if both the service and performance conditions are met. The service requirement will be satisfied in three equal installments on each of the first three anniversaries of November 13, 2023, subject to continued employment through each such date. The performance condition will be satisfied in one-third increments upon EVgo reaching certain stock price milestones before November 13, 2028. The payout value assumes each of the stock price milestones are satisfied within the performance period.

(6)
These RSUs vest in three equal installments on each of the first three anniversaries of March 15, 2024, subject to continued employment through such date.

(7)
The PSU awards vest if both the service and performance conditions are met. The service requirements will be satisfied on December 31, 2026, subject to continued employment through such date. The performance conditions will be satisfied subject to achievement of certain operational goals over a one-year period and relative total shareholder return compared to a select group of companies over a three-year period ending December 31, 2026. The payout value assumes each of the performance conditions are satisfied within the performance period at target levels. See the section entitled “Long Term Incentive Compensation” for additional details.

(8)
The RSUs vest in three equal installments on each of the first three anniversaries of January 1, 2022, subject to continued employment through each such date.

(9)
These RSUs vest in three equal installments on each of the first three anniversaries of February 1, 2022, subject to continued employment through each such date.

(10)
The stock options vest and become exercisable in three equal installments on each of the first three anniversaries of February 1, 2022, subject to continued employment through each such date.

(11)
These RSUs vest in three equal installments on each of the first three anniversaries of February 1, 2023, subject to continued employment through each such date.

(12)
The stock options vest and become exercisable in three equal installments on each of the first three anniversaries of February 1, 2023, subject to continued employment through each such date.

(13)
The RSUs vest in three equal installments on each of the first three anniversaries of August 10, 2023, subject to continued employment through each such date.

(14)
The PSU awards vest if both the service and performance conditions are met. The service requirements will be satisfied in three equal installments on each of the first three anniversaries of March 15, 2024, subject to continued employment through each such date. The performance conditions will be satisfied in one-third increments under EVgo reaching certain stock price milestones before March 15, 2029. The payout value assumes each of the stock price milestones are satisfied within the performance period. See the section entitled “Long Term Incentive Compensation” for additional details.

Additional Narrative Disclosure
Retirement Benefits
We maintain a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including the NEOs, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. We may provide discretionary matching contributions in amounts determined annually by its management team. We provided matching contributions of up to 2% during a portion of 2023 and 2024. The contributions made on behalf of the NEOs for fiscal year 2023 and during 2024 are disclosed above in the notes to the Summary Compensation Table.
Potential Payments Upon Termination or Change in Control
The following discussion describes the amounts and benefits that would have been owed to the NEOs in the event of a termination of employment as of the end of fiscal year 2024 under the Employment Agreements, equity award agreements and the EVgo Inc. Executive Change in Control and Severance Plan (the “Change in Control Plan”).
Payments Upon Termination Without Cause or for Good Reason
In the event of a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned but unpaid for any previously ended fiscal year, under his Employment Agreement, Mr. Khan will be entitled to receive (i) an amount equal to 12 months’ base salary and target annual bonus, paid over the 18 months following such termination of employment in accordance with regular payroll practices, (ii) an amount equal to his target annual bonus for the year of termination prorated based on the number of full months he was employed during the year of termination and (iii) payment of the employer portion of COBRA premiums for continued medical coverage for Mr. Khan and his eligible dependents for 12 months, in each case provided that Mr. Khan timely signs and does not revoke a separation agreement and release of claims in our favor and does not apply for unemployment compensation chargeable to us or any of our subsidiaries during the severance period. In addition, the award agreements for the RSUs, options and PSUs (collectively, the “Khan Equity Awards”) issued to Mr. Khan since entering into his Employment Agreement also provide that in the event of a termination without cause or a resignation for good reason, Mr. Khan will be entitled to immediate vesting of the portion of each Khan Equity Award (but, for PSUs, only to the extent the performance-based conditions have been achieved) received by Mr. Khan that has not vested as of such termination date and that is subject to service-based vesting only, equal to the product (rounded to the nearest whole number) of (1) the total number of shares of stock underlying such Khan Equity Awards that are scheduled to vest on the next vesting date had Mr. Khan remained employed through such vesting date multiplied by (2) a fraction, (A) the numerator of which is the number of completed months in which Mr. Khan remained in continuous employment since the last vesting date (or, if no portion of the award has vested, since the grant date) and (B) the denominator of which is 12 (the “Involuntary Termination Acceleration Provision”). Mr. Khan will not be entitled to receive the benefits described in this paragraph if he is eligible to receive benefits under the Change in Control Plan, as described below.
In the event of a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned but unpaid for any previously ended fiscal year, under his amended and restated Employment Agreement, Mr. Kish will be entitled to receive (i) an amount equal to 12 months’ base salary and target annual bonus, paid over the 12 months following such termination of employment in accordance with regular payroll practices, (ii) an amount equal to his target annual bonus for the year of termination prorated based on the number of full months he was employed during the year of termination, and (iii) payment of the employer portion of COBRA premiums for continued medical coverage for Mr. Kish and his eligible dependents for 12 months. In addition, Mr. Kish’s amended and restated Employment Agreement (with respect to equity awards issued to Mr. Kish prior to the effective time of such agreement) and the award agreements for the RSUs and PSUs issued to Mr. Kish since the effective time of such agreement include the Involuntary Termination Acceleration Provision. Such benefits are subject to Mr. Kish timely signing and not revoking a separation agreement and release of claims in our favor and not applying for unemployment compensation chargeable to us or any of our subsidiaries during the severance period. Mr. Kish will not be entitled to receive the benefits in this paragraph if he is eligible to receive the benefits under the Change in Control Plan.
In the event of a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned but unpaid for any previously ended fiscal year, under her Employment Agreement, Ms. Sullivan was entitled to receive an amount equal to six months’ base salary, paid over the 24 months following such termination of employment in accordance with regular payroll practices.
The definitions of “cause” and “good reason” are provided in the Employment Agreements. Copies of Mr. Khan’s and Mr. Kish’s Employment Agreements are filed as exhibits to our 2024 Annual Report on Form 10-K. Ms. Sullivan had not yet been determined to be an NEO by our Board at the time we filed our 2024 Annual Report on Form 10-K and, as a result, her Employment Agreement was not previously filed with the SEC. Ms. Sullivan’s amended and restated Employment Agreement (the “2025 Sullivan Agreement”) is expected to be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ending March 31, 2025, when such report is filed with the SEC.
For information regarding additional benefits approved by the Board for Ms. Sullivan during 2025, see the section titled “Compensation Actions Taken After 2024 Fiscal Year End” below.
Payments upon Death or Disability of Executive
If an NEO’s employment terminates due to the NEO’s death or disability, the Employment Agreements provide that the NEO is entitled only to receive any unpaid base salary earned through the date of such termination and any earned, but unpaid, annual bonus. Any portion of the option, RSU and PSU awards that have not become vested as the date of an NEO’s termination due to death or disability will be immediately and automatically forfeited by the NEO. The definition of “disability” is provided in the Employment Agreements. Copies of Mr. Khan’s and Mr. Kish’s Employment Agreement are filed as exhibits to our 2024 Annual Report on Form 10-K. Ms. Sullivan had not yet been determined to be an NEO by our Board at the time we filed our 2024 Annual Report on Form 10-K and, as a result, her Employment Agreement was not previously filed with the SEC. The 2025 Sullivan Agreement is expected to be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ending March 31, 2025, when such report is filed with the SEC.
Payments upon Termination Without Cause or for Good Reason in Connection with a Change in Control
In March 2023, the Compensation Committee, with input from Pay Governance regarding market practices, recommended, and the Board approved, the Change in Control Plan, for the benefit of our executive officers, including each NEO. Each of our NEOs has entered into a participation agreement with us under the Change in Control Plan.
Under the Change in Control Plan, in the event that, within the period beginning on the date that is three months prior to a “change in control” (which is generally consistent with the change in control definition in the Plan) and ending on the date that is 12 months following such change in control, an NEO’s employment is terminated either by the NEO for “good reason,” or by us, our subsidiaries or any successor entity other than for “cause,” death or “disability” (as such terms are defined in the Change in Control Plan, which was an exhibit to our 2024 Annual Report on Form 10-K), such NEO will receive the following benefits, provided the NEO timely signs and does not revoke a separation agreement and release of claims in our favor and otherwise complies with the terms of the Change in Control Plan: (a) cash severance payments equal to one times the sum of the NEO’s base salary and target bonus (or, in the case of Mr. Khan, two times the sum of base salary and target bonus); (b) full acceleration of our time-based equity awards, and pro rata acceleration of our performance-based equity awards based on target performance; and (c) payment of the employer-portion of COBRA premiums for continued medical coverage for up to 12 months for each NEO and such NEO’s eligible dependents, if any (or 18 months for Mr. Khan and his eligible dependents, if any). The change in control benefits provided for in the Change in Control Plan supersede any conflicting change in control provisions in the employment agreements and offer letters we have entered into with each NEO.
If any of the amounts provided for under the Change in Control Plan otherwise payable to the NEO would constitute “parachute payments” within the meaning of Section 280G of the Code, and could be subject to the related excise tax, the NEO would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO. The Change in Control Plan does not provide for any tax gross-up payments from us in relation to Section 280G of the Code.
The foregoing is a summary of the Change in Control Plan and should be read in conjunction with the full text of the Change in Control Plan, which is an exhibit to our 2024 Annual Report on Form 10-K.
Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement.
Under the terms of the Employment Agreements, to the extent permissible under applicable law, each NEO agrees not to compete with us or to solicit any of our customers or employees during the term of the NEO’s employment and following any termination of employment for a period of two years (or, in the case of Mr. Khan, one year, and in the case of Mr. Kish, during any period in which he receives severance payments following a termination without “cause” or with “good reason,” in each case as defined in the Employment Agreement). The NEOs also agree not to disclose any confidential information regarding us at any time and that all work product developed by the executive during the term of the executive’s employment is our intellectual property.
Key Compensation Actions Taken After 2024 Fiscal Year End
Amended and Restated Employment Agreement for Francine Sullivan
On March 10, 2025, one of our affiliates entered into the 2025 Sullivan Agreement with Ms. Sullivan in connection with her appointment to the role of EVP, Corporate Development and in order to align her benefits and compensation more closely with our other Section 16 officers.
Pursuant to the 2025 Sullivan Agreement, Ms. Sullivan will receive an annual base salary of $415,000 and will be eligible for a target annual bonus based on a target bonus opportunity of 75% (up to a maximum of 112.5%) of her annual base salary, as may be otherwise approved or changed by the Board based upon Ms. Sullivan’s performance and the achievement of certain objectives as determined by the Board.

Under the 2025 Sullivan Agreement, Ms. Sullivan will continue to be eligible to participate in all employee benefit programs for which our senior executive employees are generally eligible during the term of her employment, including the Change in Control Plan, on the same terms as in effect immediately prior to entering into the 2025 Sullivan Agreement.
Under the 2025 Sullivan Agreement, in the event of a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned but unpaid for any previously ended fiscal year, under her amended and restated employment agreement Ms. Sullivan will be entitled to receive (i) an amount equal to 12 months’ base salary and target annual bonus, paid over the 12 months following such termination of employment in accordance with regular payroll practices, (ii) an amount equal to her target annual bonus for the year of termination prorated based on the number of full months she was employed during the year of termination, and (iii) payment of the employer portion of COBRA premiums for continued medical coverage for Ms. Sullivan and her eligible dependents for 12 months. In addition, Ms. Sullivan’s amended and restated employment agreement (with respect to equity awards issued to Ms. Sullivan prior to the effective time of such agreement) and the award agreements for the RSUs and PSUs issued to Ms. Sullivan since the effective time of such employment agreement include the Involuntary Termination Acceleration Provision. Such benefits are subject to Ms. Sullivan timely signing and not revoking a separation agreement and release of claims in our favor and not applying for unemployment compensation chargeable to us or any of our subsidiaries during the severance period. Ms. Sullivan will not be entitled to receive the benefits in this paragraph if she is eligible to receive the benefits under the Change in Control Plan.
Compensation Policies and Practices
Clawback Policy
We maintain the Clawback Policy in accordance with the adoption of the final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act by the SEC. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received on or after October 2, 2023 from our current and former executive officers (and any other persons designed by the Board or the Compensation Committee as being subject to the Clawback Policy) in the event the Company is required to file certain types of accounting restatements.
Stock Ownership Policy
In order to align the interests of our directors and executive officers with those of our stockholders, our Stock Ownership Policy (the “Stock Ownership Policy”) requires, as of the applicable measurement date, (i) our non-employee directors to hold an amount of our stock valued at five times their annual cash retainer for serving on the Board (not including committee membership or chair retainers), (ii) our Chief Executive Officer to hold an amount of our stock valued at five times his annual base salary, and other individuals who are deemed our “officers” for purposes of Section 16 of the Exchange Act to hold an amount of our stock valued at three times their annual base salaries. All individuals covered by the Stock Ownership Policy must come into compliance with the policy no later than April 18, 2028 or, if later, the fifth anniversary of his or her appointment to a position that makes them subject to the Stock Ownership Policy.
Insider Trading Policy
We have adopted an Insider Trading Policy governing transactions in the Company’s securities and derivative securities relating to the Company’s Class A Common Stock that applies to our directors, officers, and consultants. We also follow certain procedures for the repurchase of our securities. We believe that our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of the policy was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
As part of the Insider Trading Policy, all of our directors, officers, employees and certain designated independent contractors and consultants are prohibited from engaging in short sales of our securities, purchasing our securities on margin, pledging our securities as collateral for a loan, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities.

DIRECTOR COMPENSATION
The table below sets forth the compensation received by each of our non-employee directors for the 2024 fiscal year.
Employee directors (including directors employed on a full-time basis by LS Power) are not compensated for their additional service provided to the Board and thus are not included in the table below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)(5)	All Other Compensation ($)	Total ($)
Katherine Motlagh(1)	85,000	110,933	—	195,933
Jonathan Seelig(2)	75,753	194,069	—	269,822
Scott Griffin(3)	37,500	145,600	—	183,100

(1)
Ms. Motlagh received a grant of 53,333 RSUs in May 2024 for her service as a member of the Board, which vested in full on April 1, 2025. The grant date fair value of this May 2024 award is reflected in the “Stock Awards” column.

(2)
Mr. Seelig received a grant of 23,495 RSUs in October 2024 for his service as a member of the Board, which will vest in full on October 12, 2025, subject to Mr. Seelig’s continued service on the Board as of such date. The grant date fair value of this October 2024 award is reflected in the “Stock Awards” column.

(3)
In April 2024, Mr. Griffin became a member of the Board and received two RSU grants in connection with his service: (i) a grant of 16,667 RSUs scheduled to vest in three equal annual installments on the first three anniversaries of May 20, 2024, and (ii) a grant of 53,333 RSUs, scheduled to vest in full on May 20, 2025 (collectively the “May 2024 Grants”), in each case, subject to Mr. Griffith’s continued service on the Board as of such date. The grant date fair value of the May 2024 Grants is reflected in the “Stock Awards” column.

(4)
The assumptions used in calculating the grant date fair value of such RSUs granted in 2024 are set forth in Note 17 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K.

(5)
Our non-employee directors who served in 2024 held the following number of outstanding unvested RSU awards as of December 31, 2024:

Name	Unvested RSU Awards
Katherine Motlagh	54,726
Jonathan Seelig	25,651
Scott Griffith	70,000
Narrative Disclosure to Director Compensation Table
We have a comprehensive director compensation program in order to attract and retain qualified non- employee directors who are critical to our future success, growth and governance. The compensation package for our non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interest of our directors with our stockholders. Directors who are also our employees or full time employees of LS Power do not receive any additional compensation for their service on the Board.
Under the director compensation program for 2024, approved by the Board upon the recommendation of the Compensation Committee based on market data provided by Pay Governance, directors who were neither our employees nor full time employees of LS Power were entitled to the following compensation:
•
An annual cash retainer of $50,000, and an additional $30,000 annual cash retainer for the Lead Independent Director;

•
The following additional cash retainers for directors serving as the chair of a committee: $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Governance Committee;

•
The following additional cash retainers for directors serving as a member, but not the chair, of a committee: $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $7,500 for members of the Nominating and Governance Committee;

•
An annual award of RSUs pursuant to the Plan with a value of $160,000, determined based on the volume weighted average closing price of our Class A Common Stock for the fifteen consecutive trading days preceding the date of grant, and which vests on the first anniversary of the date of grant, subject to the director’s continued service on the Board through such date; and

•
An additional award of RSUs pursuant to the Plan for the first year in which a director joins the Board with a value of $50,000, determined based on the volume weighted average closing price of our Class A Common Stock for the fifteen consecutive trading days preceding the date of grant, and which vests in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board through such dates.

In addition, the Plan provides that no non-employee director may be granted equity awards under the Plan in any calendar year with a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee member of the Board in excess of such limit. This limit does not apply to any awards under the Plan made in lieu of cash fees or made to a non-employee member of the Board during any period in which such individual was our employee or an employee of any of our affiliates or was otherwise providing services to us or to any of our affiliates other than in the capacity as our director.
Directors are not entitled to any fees related to meeting attendance. Each director is entitled to be reimbursed for reasonable and necessary travel and miscellaneous expenses incurred to attend meetings and activities of the Board or any of its committees. Each director is also indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.
Plan Category	Number of shares of Class A Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Class A Common Stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)
Equity compensation plans approved by security holders	15,356,609(1)	$7.55(2)	12,529,748(3)
Equity compensation plans not approved by security holders	—	$—	—
Total	15,356,609	$—	12,529,748

(1)
Consisting of 12,264,572 shares of Class A Common Stock issuable with respect to awards of RSUs, 456,399 shares issuable upon exercise of stock options, and 2,635,638 shares issuable with respect to awards of PSUs (assuming achievement at target levels), in each case granted under the Plan.

(2)
The calculation of the weighted average exercise price does not take into account shares to be issued in connection with RSU and PSU awards, which do not have an exercise price.

(3)
As of December 31, 2024, an aggregate of 12,529,748 shares of Class A Common Stock were available for issuance under the Plan, under which 33,918,000 shares of Class A Common Stock were initially reserved for issuance.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Pursuant to the Audit Committee charter, management is responsible for the preparation, presentation and integrity of our consolidated financial statements, the application of accounting and financial reporting principles and its internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2024. The Audit Committee also discussed with our independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from our independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with our independent registered public accounting firm their independence from us.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Submitted by the Audit Committee of EVgo’s Board of Directors:
Katherine Motlagh (Chair)
Scott Griffith
Jonathan Seelig

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Related Party Transactions
Agreements Related to the Business Combination
Amended and Restated Limited Liability Company Agreement of OpCo
Following the Closing, we operate our business through Thunder Sub and its subsidiaries, including OpCo. At the Closing, Thunder Sub and Holdings entered into the amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”). The operations of OpCo, and the rights and obligations of the holders of equity interests of OpCo (“OpCo Units”), are set forth in the OpCo A&R LLC Agreement.
OpCo Unit Redemption Rights
Subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, pursuant to the OpCo A&R LLC Agreement, each holder of OpCo Units (other than the Company Group (defined below)) has, subject to certain limitations, the right to cause OpCo to acquire all or a portion of its OpCo Units together with a corresponding number of shares of Class B Common Stock for, at OpCo’s election, (i) a corresponding number of shares of Class A Common Stock or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement (the “OpCo Unit Redemption Right”). As used in this Proxy Statement, “Company Group” means EVgo Inc., Thunder Sub or any of their subsidiaries (other than OpCo and its subsidiaries). Alternatively, upon the request for a redemption by a holder of OpCo Units, the Company Group (instead of OpCo) has the right to acquire each tendered OpCo Unit and corresponding share of Class B Common Stock directly from the redeeming holder of OpCo Units for, at its election, (i) one share of Class A Common Stock, subject to such conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. In addition, subject to certain exceptions, the Company Group has the right to effect the redemption of all of the OpCo Units held by (i) upon the acquisition by the Company Group of more than 90% of the OpCo Units, all other members of OpCo holding less than five percent of the then outstanding OpCo Units or (ii) upon a change of control of CRIS, each member of OpCo (other than the Company Group). In connection with any redemption of OpCo Units, the corresponding number of shares of Class B Common Stock will be cancelled.
Distributions and Allocations
Under the OpCo A&R LLC Agreement, Thunder Sub has the right to determine when distributions will be made to the holders of OpCo Units and the amount of any such distributions, except OpCo will be required to make certain tax-related distributions and to make distributions in the event of dissolution. If Thunder Sub authorizes a distribution, such distribution will be made to the holders of OpCo Units generally on a pro rata basis in accordance with their respective percentage ownership of OpCo Units.
The holders of OpCo Units, including Thunder Sub, will generally incur U.S. federal, state and local income taxes on their share of any net taxable income of OpCo. Net income and losses of OpCo generally will be allocated to the holders of OpCo Units on a pro rata basis in accordance with their respective percentage ownership of OpCo Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent OpCo has available cash and subject to the terms of any current or future debt instruments, the OpCo A&R LLC Agreement will require OpCo to make pro rata cash distributions to holders of OpCo Units, including Thunder Sub, in an amount sufficient to allow the Company Group to pay its taxes and to make payments under that certain tax receivable agreement, entered into at Closing, by and among CRIS, Thunder Sub, Holdings and LS Power Equity Advisors, LLC, as agent (the “Tax Receivable Agreement”). In addition, the OpCo A&R LLC Agreement will require OpCo to make non-pro rata payments to Thunder Sub to reimburse it for its corporate and other overhead expenses, which payments are not treated as distributions under the OpCo A&R LLC Agreement.

Registration Rights Agreement
In connection with the Closing, we, the Sponsor and the other initial stockholders terminated the existing registration rights agreement and entered into a new registration rights agreement, as amended (the “Registration Rights Agreement”), with Holdings (together with the Sponsor, the other initial stockholders and any person or entity who becomes a party to the Registration Rights Agreement, the “Holders”) that grants certain resale registration rights with respect to (a) the private placement warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any private placement warrants), (b) shares of Common Stock issued or issuable upon conversion of any of the 5,750,000 shares of Class B Common Stock issued in connection with the Business Combination, (c) any outstanding shares of Class A Common Stock held by a Holder as of the date of the Registration Rights Agreement, (d) any shares of Class A Common Stock issued or issuable upon exchange of OpCo Units and shares of Class B Common Stock held by a Holder as of the date of the Registration Rights Agreement, and (e) any other of our equity securities issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”), subject to the terms and conditions set forth in the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form S-1, originally filed with the SEC on July 20, 2021 and declared effective on July 30, 2021 (the “Initial Registration Statement”), registering the resale of the Registrable Securities permitted to be registered for resale under the Securities Act of 1933, as amended (the “Securities Act”). Subsequently, we filed a registration statement on Form S-3, originally filed with the SEC on August 10, 2022 and declared effective on August 25, 2022 (the “Shelf Registration Statement”), which contained a combined prospectus that included any Registrable Securities remaining unsold under the Initial Registration Statement pursuant to Rule 429(a) under the Securities Act. The Registration Rights Agreement requires, among other things, the Company to use its reasonable best efforts to cause the Shelf Registration Statement to remain effective in respect of such Registrable Securities and also provides Holders with certain customary demand and “piggyback” registration rights.
Nomination Agreement
We entered into a nomination agreement upon the Closing with Holdings and each other principal stockholder named therein (collectively, the “Principal Stockholders”), which was amended and restated on March 24, 2022 (the “A&R Nomination Agreement”). The A&R Nomination Agreement provides that the Board will consist of nine directors, divided into three classes serving staggered three-year terms.
The A&R Nomination Agreement provides that: (i) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing at least 50% of the number of shares of Common Stock outstanding at any, the Principal Stockholders will have the right to nominate five (5) directors to the Board; (ii) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 50% of the number of shares of Common Stock outstanding at any time, but at least 40% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate four (4) directors to the Board; (iii) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 40% of the number of shares of Common Stock outstanding at any time, but at least 30% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate three (3) directors to the Board; for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 30% of the number of shares of Common Stock outstanding at any time, but at least 15% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate two (2) directors to the Board; and (iv) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 15% of the number of shares of Common Stock outstanding at any time, but at least 2.5% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate one (1) director to the Board. At any time that any of the foregoing provisions described in this paragraph are in effect, the Principal Stockholders may require that the Chair be one of the Principal Stockholders’ nominees.

Tax Receivable Agreement
Holders of OpCo Units (other than Thunder Sub) may cause each OpCo Unit together with a corresponding share of Class B Common Stock to be redeemed for, at OpCo’s election, one share of Class A Common Stock or an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. OpCo intends to make for itself (and for each of its direct or indirect subsidiaries it controls that is treated as a partnership for U.S. federal income tax purposes) an election under Section 754 of U.S. Internal Revenue Code of 1986, as amended (the “Code”) that will be effective for the taxable year of the Business Combination and each taxable year in which a redemption of OpCo Units pursuant to the OpCo Unit Redemption Right or the Call Right (defined below) occurs. As used in this Proxy Statement, “Call Right” means, with respect to an exercise of the OpCo Unit Redemption Right, the right of the Company Group pursuant to the OpCo A&R LLC Agreement to elect, for administrative convenience, to acquire each tendered OpCo Unit (together with a corresponding share of Class B Common Stock) directly from such redeeming holder of OpCo Units for, at the election of the Company Group, (a) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (b) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. Pursuant to the Section 754 election, the acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units by the Company Group pursuant to the OpCo Unit Redemption Right or the Call Right is expected to result in adjustments to the tax basis of the tangible and intangible assets of OpCo. These adjustments will be allocated to the Company Group. Further, certain transactions in connection with the Business Combination may result in adjustments to the tax basis of the tangible and intangible assets of OpCo that may be allocated, in part, to the Company Group. Such adjustments to the tax basis of the tangible and intangible assets of OpCo would not have been available to the Company Group absent its acquisition or deemed acquisition of OpCo Units pursuant to the Business Combination or the exercise of the OpCo Unit Redemption Right or the Call Right. The anticipated basis adjustments are expected to increase (for U.S. federal income tax purposes) the Company Group’s depreciation and amortization deductions and may also decrease the Company Group’s gains (or increase its losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company Group would otherwise be required to pay in the future.
The Company Group entered into the Tax Receivable Agreement with Holdings and LS Power Equity Advisors, LLC, as agent, at the Closing of the Business Combination. The Tax Receivable Agreement generally provides for the payment by the Company Group to Holdings (or its permitted assignees) of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax (computed using the estimated impact of state and local taxes) that the Company Group actually realizes (or is deemed to realize in certain circumstances) in periods after the Business Combination as a result of (i) increases in tax basis that occur as a result of (A) the Business Combination and (B) the Company Group’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such holder’s OpCo Units pursuant to an exercise of the OpCo Unit Redemption Right or the Call Right (including any increases in tax basis relating to prior transfers of OpCo Units that will be available to the Company Group as a result of a subsequent acquisition of OpCo Units), and (ii) imputed interest deemed to be paid by the Company Group as a result of, and additional tax basis arising from, any payments the Company Group makes under the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company Group retains the benefit of the remaining 15% of these net cash savings. In addition, certain of the rights of the holders of OpCo Units (including the right to receive payments) under the Tax Receivable Agreement are transferable in connection with transfers permitted under the OpCo A&R LLC Agreement of the corresponding OpCo Units or after the corresponding OpCo Units have been acquired pursuant to transactions undertaken in connection with the Business Combination, the OpCo Unit Redemption Right or Call Right.
The payment obligations under the Tax Receivable Agreement are the Company Group’s obligations and not obligations of OpCo, and EVgo expects that the payments the Company Group will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of the Company Group’s realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, as well as the amount and timing of the Company Group’s ability to use any deductions (or decreases in gain or increases in loss) arising from such increases in tax basis, are dependent upon significant future events, including but not limited to the timing of the redemptions of OpCo Units, the price of the Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of tax basis in the OpCo Units of the redeeming holder at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character, and timing of taxable income the Company Group generates in the future, the timing and amount of any earlier payments that the Company Group may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable, and the portion of the Company Group’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing the Company Group’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. Thus, the amount and timing of any payments under the Tax Receivable Agreement are also dependent upon significant future events, including those noted above in respect of estimating the amount and timing of the Company Group’s realization of tax benefits.
The term of the Tax Receivable Agreement commenced upon the completion of the Business Combination and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired and all required payments are made, unless the Tax Receivable Agreement is terminated early (including upon a change of control). Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.
Decisions we make in the course of running the business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the applicable holders of OpCo Units under the Tax Receivable Agreement. For example, the earlier disposition of assets following a redemption of OpCo Units may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before a redemption of OpCo Units may increase the tax liability of applicable holders of OpCo Units without giving rise to any rights to receive payments under the Tax Receivable Agreement. Such effects may result in differences or conflicts of interest between the interests of the applicable holders of OpCo Units and other stockholders.
December 2024 Redemption and Secondary Offering
On December 16, 2024, we entered into a stock and unit purchase agreement (“SPA”) with OpCo and Holdings (together with its affiliates and as used in this section, “LS Power”). Pursuant to the SPA, and in connection with a notice delivered to the Company by LS Power, the Company and OpCo agreed to redeem from LS Power 23,000,000 OpCo Units and 23,000,000 shares of Class B Common Stock (plus up to an additional 3,450,000 Units and 3,450,000 shares of Class B Common Stock if the Underwriters’ Option (as defined below) is exercised in full). In exchange for the Units and Class B Shares included in the Redemption (as defined below), the Company and OpCo agreed to transfer 23,000,000 newly issued shares of the Class A Common Stock, plus up to an additional 3,450,000 Class A Common Stock if the Underwriters’ Option (as defined below) is exercised in full (collectively, the “Redemption”). The Redemption closed on December 17, 2024.
On December 16, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”), Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters (the “Underwriters”), and LS Power, as selling stockholder, relating to an underwritten public offering (the “Secondary Offering”) of 23,000,000 Class A Shares at a public offering price of $5.00 per share. Pursuant to the Underwriting Agreement, all 23,000,000 Class A Shares were sold by LS Power. Under the terms of the Underwriting Agreement, LS Power granted the Underwriters a 30-day option to purchase up to an additional 3,450,000 Class A Shares at the public offering price, less the underwriting discounts and commissions (the “Underwriters’ Option”). The number of Class A Shares issued pursuant to the Secondary Offering, including pursuant to any exercise of the Underwriters’ Option, equaled the number of New Class A Shares issued to

LS Power pursuant to the Redemption. We did not receive any of the proceeds from the sale of the Class A Shares in the Secondary Offering.
The Secondary Offering closed on December 18, 2024. The Class A Shares were sold pursuant to an effective Registration Statement on Form S-3 (File No. 333-266753) (the “Registration Statement”), a base prospectus included as part of the Registration Statement, dated August 25, 2022, and a prospectus supplement, dated December 16, 2024 and filed with the Securities and Exchange Commission on December 18, 2024. The Underwriters did not exercise the Underwriters’ Option.
Policies and Procedures for Related Person Transactions
A “Related Party Transaction” is a transaction, arrangement, or relationship in which we or any of our subsidiaries were, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers or one of its directors;

•
any person who is known by us to be the beneficial owner of more than 5% of Class A Common Stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Class A Common Stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board adopted a written related persons transactions policy upon the consummation of the Business Combination. Pursuant to this policy, the Audit Committee reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of Common Stock as of the Record Date by:
•
each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•
each NEO, director and director nominee of the Company; and

•
all current executive officers, directors and director nominees of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 133,523,073 shares of Class A Common Stock and 172,800,000 shares of Class B Common Stock issued and outstanding as of the Record Date. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o EVgo Inc., 1661 East Franklin Avenue, El Segundo, CA 90245.
	Shares of Common Stock Beneficially Owned
	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
	Number	%	Number	%	Number	%
5% Stockholders:
EVgo Member Holdings, LLC(2)	5,882,352	4.4	172,800,000	100.0	178,682,352	58.3
The Vanguard Group(3)	9,661,554	7.2	—	—	9,661,554	3.2
BlackRock, Inc.(4)	8,268,270	6.2	—	—	8,268,270	2.7
Millennium(5)	6,952,318	5.2	—	—	6,952,318	2.3
Directors, Director Nominees and Named Executive Officers:
Badar Khan(6)	527,005	*	—	—	527,005	*
Dennis Kish(7)	325,599	*	—	—	325,599	*
Francine Sullivan(8)	311,695	*	—	—	311,695	*
Joseph Esteves	—	—	—	—	—	—
David Nanus(2)	5,882,352	4.4	172,800,000	100.0	178,682,352	58.3
Darpan Kapadia	—	—	—	—	—	—
Peter Anderson	—	—	—	—	—	—
Katherine Motlagh(9)	100,452	*	—	—	100,452	*
Paul Segal	—	—	—	—	—	—
Jonathan Seelig(10)	76,795	*	—	—	76,795	*
Scott Griffith(11)	58,888	*	—	—	58,888	*
Current Directors, Director Nominees and Executive Officers as a Group (12 persons)	7,282,786	5.4	172,800,000	100.0	180,082,786	58.7

*
Less than one percent.

(1)
Represents percentage of voting power of Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each OpCo Unit held by such holder. Accordingly, the holders of Class B Common Stock collectively have a number of votes in EVgo equal to the number of OpCo Units that they hold.

(2)
Includes all 172,800,000 shares of Class B Common Stock owned by EVgo Holdings LLC, which is controlled by EVgo Member Holdings, LLC (“Member Holdings”). The sole member of Member Holdings is LS Power Equity Partners IV, L.P., a Delaware limited partnership (“LSPEP IV”), which is managed by LS Power Equity Advisors, LLC, a Delaware limited liability company (together with Member Holdings and LSPEP IV, the “LS Power Entities”). David Nanus, through his positions, relationships and/or affiliations with LS Power Entities, may have shared voting and investment power with respect to the shares beneficially owned by the LS Power Entities. As such, Mr. Nanus may be deemed to have or share beneficial ownership of the shares beneficially owned by the LS Power Entities. Mr. Nanus disclaims beneficial ownership of such shares. The business address of this stockholder is 1700 Broadway, 35th Floor, New York, NY 10019.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) has sole voting power over 0 shares of Class A Common Stock, shared voting power over 63,864 shares of Class A Common Stock, sole dispositive power over 9,561,101 shares of Class A Common Stock and shared dispositive power over 100,453 shares of Class A Common Stock. The Schedule 13G filed by Vanguard provides information only as of December 29, 2023, and, consequently, the beneficial ownership of Vanguard may have changed between December 29, 2023 and the Record Date. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information contained in a Schedule 13G filed with the SEC on January 26, 2024, BlackRock, Inc. (“BlackRock”) has sole voting power over 8,268,270 shares of Class A Common Stock, shared voting power over 0 shares of Class A Common Stock, sole dispositive power over 8,268,270 shares of Class A Common Stock and shared dispositive power over 0 shares of Class A Common Stock. The Schedule 13G filed by BlackRock provides information only as of December 31, 2023, and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2023 and the Record Date. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)
Based on information contained in a Schedule 13G filed with the SEC on March 20, 2025, Millennium Management LLC and Millennium Group Management LLC (together “Millennium”) have sole voting power over 0 shares of Class A Common Stock, shared, shared voting power over 6,952,318 shares of Class A Common Stock, sole dispositive power over 0 shares of Class A Common Stock and shared dispositive power of 6,952,318 shares of Class A Common Stock. The Schedule 13G filed by Millennium provides information only as of March 18, 2025, and, consequently, the beneficial ownership of Millennium may have changed between March 18, 2025 and the Record Date. The address of Millennium is 399 Park Avenue, New York, NY 10022.

(6)
Consists of (i) 485,713 shares directly held by Mr. Khan, (ii) 39,511 shares issuable upon the exercise of stock options that were exercisable as of March 20, 2025, and (iii) 1,781 RSUs that vest within 60 days of March 20, 2025.

(7)
Consists of (i) 192,269 shares directly held by Mr. Kish and (ii) 133,330 shares issuable upon the exercise of stock options that were exercisable as of March 20, 2025.

(8)
Consists of (i) 201,618 shares directly held by Ms. Sullivan and (ii) 110,077 shares issuable upon the exercise of stock options that were exercisable as of March 20, 2025.

(9)
Consists of (i) 45,726 shares directly held by Ms. Motlagh and (ii) 54,726 RSUs that vest within 60 days of March 20, 2025.

(10)
Consists of 76,795 shares directly held by Mr. Seelig.

(11)
Consists of 58,888 RSUs that vest within 60 days of March 20, 2025.

STOCKHOLDER PROPOSALS
Stockholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must follow the procedures set forth therein, including ensuring the receipt by the Company of such proposal at its principal executive offices (1661 East Franklin Avenue, El Segundo, CA 90245) on or before December 4, 2025.
Stockholders who intend to present a proposal, including nominations of persons for election to the Board, at the 2026 Annual Meeting without inclusion of such proposal in the Company’s proxy materials for the 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, are required to deliver notice of such proposal to the Secretary of the Company by registered mail at its principal executive offices (1661 East Franklin Avenue, El Segundo, CA 90245) between January 15, 2026 and February 14, 2026, assuming that the 2026 Annual Meeting is held within 30 days from May 15, 2026, the first anniversary of the Annual Meeting. If, however, the date of the 2026 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after such anniversary, notice must be so delivered not earlier than the close of business on the 150th day prior to, and not later than the close of business on the 120th day prior to, the date of the 2026 Annual Meeting or, if the first public announcement of the date of the 2026 Annual Meeting is fewer than 100 days prior to the date of the 2026 Annual Meeting, the 10th day following the day on which such public announcement meeting is first made by the Company. The adjournment, postponement or recess of the 2026 Annual Meeting or any announcement thereof does not commence a new time period for the giving of a stockholder’s notice other than as required by the Company’s bylaws. You are advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy card rules, stockholders who intend to solicit proxies in connection with an annual meeting for any year in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting for the previous year (for the 2026 Annual Meeting, no later than March 16, 2026). If, however, the date the annual meeting for such year has changed by more than 30 calendar days from such previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting for such year is first made.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and EVgo’s 2024 Annual Report on Form 10-K by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Annex A
EVgo INC.
2021 LONG TERM INCENTIVE PLAN
(as amended on [            ], 2025)
1.   Purpose.   The purpose of the EVgo Inc. 2021 Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) EVgo Inc., a Delaware corporation (the “Company”), and the Affiliates may attract, retain and motivate qualified persons as employees, directors, consultants, and other individual service providers, thereby enhancing the profitable growth of the Company and the Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and the Affiliates rest, and whose present and potential contributions to the Company and the Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and the Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.
2.   Definitions.   For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Affiliate” means, with respect to any person or entity, any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(b)   “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, as amended or any successor accounting standard.
(c)   “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.
(d)   “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.
(e)   “Board” means the Board of Directors of the Company.
(f)   “Cash Award” means an Award denominated in cash granted under Section 6(i).
(g)   “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:
(i)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then-outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or its subsidiaries,

(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below;
(ii)   The individuals constituting the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;
(iii)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then- outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such Business Combination (or any entity controlled by either the Company or the entity resulting from such Business Combination), beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding any provision of this Section 2(g), for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control described in subsection (i), (ii), (iii) or (iv) above with respect to such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company.

(h)   “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.
(i)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(j)   “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
(k)   “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(l)   “Effective Date” means March 26, 2021.
(m)   “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any Affiliate, and any other person who provides services to the Company or any Affiliate, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(o)   “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p)   “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(q)   “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(r)   “Nonstatutory Option” means an Option that is not an ISO.
(s)   “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.
(t)   “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).
(u)   “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(v)   “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(w)   “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
(x)   “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).
(y)   “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
(z)   “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).
(aa)   “SEC” means the Securities and Exchange Commission.
(bb)   “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(cc)   “Stock” means the Company’s Class A Common Stock, par value $0.0001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
(dd)   “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
(ee)   “Substitute Award” means an Award granted under Section 6(j).
3.   Administration.
(a)   Authority of the Committee.   The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i)   designate Eligible Persons as Participants;
(ii)   determine the type or types of Awards to be granted to an Eligible Person;
(iii)   determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)   determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
(v)   modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;
(vi)   determine the treatment of an Award upon a termination of employment or other service relationship;
(vii)   impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;
(viii)   interpret and administer the Plan and any Award Agreement;
(ix)   correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and
(x)   make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant. The Committee’s determinations need not be uniform with respect to Participants, and need not apply consistently across Awards.
(b)   Exercise of Committee Authority.   At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.
(c)   Delegation of Authority.   The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.
(d)   Limitation of Liability.   The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e)   Participants in Non-U.S. Jurisdictions.   Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any Affiliate operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.   Stock Subject to the Plan.
(a)   Number of Shares Available for Delivery.   Subject to adjustment in a manner consistent with Section 8, 58,918,000 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.
(b)   Availability of Shares Not Delivered under Awards.   If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.
(c)   Shares Available Following Certain Transactions.   Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).
(d)   Stock Offered.   The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.   Eligibility; Award Limitations for Non-Employee Members of the Board.
(a)   Awards may be granted under the Plan only to Eligible Persons.
(b)   In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards for such individual’s service on the Board having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee member of the Board in excess of such limit; provided, further, that the limit set forth in this Section 5(b) shall be applied without regard to (A) cash fees paid to a non-employee member of the Board during such calendar year (or grants of Awards, if any, made to a non-employee member of the Board in lieu of all or any portion of such cash fees) or (B) grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a director of the Company.
6.   Specific Terms of Awards.
(a)   General.   Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including subjecting such awards to service- or performance-based vesting conditions. Without limiting the scope of the preceding sentence, with respect to any performance-based conditions, (i) the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.
(b)   Options.   The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:
(i)   Exercise Price.   Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)   Time and Method of Exercise; Other Terms.   The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of

Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).
(iii)   ISOs.   The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.
(c)   SARs.   The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)   Right to Payment.   An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
(ii)   Grant Price.   Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.
(iii)   Method of Exercise and Settlement; Other Terms.   The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.
(iv)   Rights Related to Options.   An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the

Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
(d)   Restricted Stock.   The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)   Restrictions.   Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)   Dividends and Splits.   As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)   Restricted Stock Units.   The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:
(i)   Award and Restrictions.   Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
(ii)   Settlement.   Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f)   Stock Awards.   The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(g)   Dividend Equivalents.   The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.
(h)   Other Stock-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.
(i)   Cash Awards.   The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(j)   Substitute Awards; No Repricing.   Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules, Section 424 of the Code and the Guidance and regulations promulgated thereunder, if applicable, and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).
7.   Certain Provisions Applicable to Awards.
(a)   Limit on Transfer of Awards.
(i)   Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.
(ii)   Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(iii)   To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award) may be transferred to a third-party financial institution for value.

(iv)   An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
(b)   Form and Timing of Payment under Awards; Deferrals.   Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(c)   Evidencing Stock.   The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.
(d)   Consideration for Grants.   Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(e)   Additional Agreements.   Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and the Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
8.   Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)   Existence of Plans and Awards.   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)   Additional Issuances.   Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
(c)   Subdivision or Consolidation of Shares.   The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)   If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.
(ii)   If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(d)   Recapitalization.   In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
(e)   Change in Control and Other Events.   In the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:
(i)   accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;
(ii)   redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;
(iii)   cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or
(iv)   make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);
provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).
9.   General Provisions.
(a)   Tax Withholding.   The Company and any Affiliate are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
(b)   Limitation on Rights Conferred under Plan.   Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any Affiliate, (ii) interfering in any way with the right of the Company or any Affiliate to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(c)   Governing Law; Submission to Jurisdiction.   All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of any Delaware Chancery Court located in New Castle County.
(d)   Severability and Reformation.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
(e)   Unfunded Status of Awards; No Trust or Fund Created.   The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
(f)   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
(g)   Fractional Shares.   No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
(h)   Interpretation.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(i)   Facility of Payment.   Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(j)   Conditions to Delivery of Stock.   Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.
(k)   Section 409A of the Code.   It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award

Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
(l)   Clawback.   The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
(m)   Status under ERISA.   The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(n)   Plan Effective Date and Term.   The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.
10.   Amendments to the Plan and Awards.   The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

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EVgo INC.

The Board of Directors of EVgo INC. recommends you vote "FOR" the nominees named in Proposal 1:

1. Election of Directors

Nominees:	For	Withhold
1a. Peter Anderson	☐	☐
1b. Joseph Esteves	☐	☐
1c. Badar Khan	☐	☐

The Board of Directors of EVgo INC. recommends you vote "FOR" Proposals 2 and 3:	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. To approve the amendment of our 2021 Long Term Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please provide your full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE EVgo INC.1661 EAST FRANKLIN AVENUE EL SEGUNDO, CA 90245 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on May 14, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EVGO2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by EVgo INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V67657-P28328 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.V67658-P28328 EVgo INC.Annual Meeting of Stockholders May 15, 2025 11:00 AM EDTThis proxy is solicited on behalf of EVgo INC.'s Board of DirectorsThe undersigned hereby appoint(s) Badar Khan, Paul Dobson and Francine Sullivan, and each of them, as proxies of the undersigned, each with the full power of substitution, and authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other business as may properly come before the meeting, all of the shares of Common Stock of EVgo INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on May 15, 2025, virtually at www.virtualshareholdermeeting.com/EVGO2025, and any adjournment(s) or postponement(s) thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all individuals named in Proposal 1 and FOR on Proposals 2 and 3.Please mark, sign, date, and return this proxy card promptly using the postage-paid envelope or follow the instructions to vote by phone or internet.Continued and to be signed on reverse side